AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON January 16, 2007

                     REGISTRATION NO. 333-______

                            UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                              FORM SB-2


        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ON THE GO HEALTHCARE, INC.
              (Name of small business issuer in its charter)

     Delaware                            3089                     98-0231687
(State of other jurisdiction   (Primary Standard Industrial        (IRS EIN)
of incorporation)               Classification Code Number)

                        85 Corstate Avenue, Unit #1
                              Concord, Ontario
                               Canada L4K 4Y2
                               (905) 760-2987
        (Address and telephone number of principal executive offices)

        85 Corstate Avenue, Unit #1, Concord, Ontario, Canada L4K 4Y2
              (Address of principal place of business or
                         intended principal place of business)

                           Stuart Turk, President
                        85 Corstate Avenue, Unit #1
                             Concord, Ontario
                              Canada L4K 4Y2
                              (905) 760-2987
          (Name, address and telephone number of agent for service)

                        Copies of communications to:

                               Amy Trombly
                          Trombly Business Law
                        1320 Centre St., Suite 202
                            Newton, MA  02459
                             (617) 243-0060





Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. [ ]

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                       CALCULATION OF REGISTRATION FEE

Title of each| Amount to be | Proposed maximum| Proposed maximum| Amount of
class of     | registered(1)| offering price  | Aggregate       | registration
securities to|              | per security (2)| offering price  | fee
be registered|              |                 |                 |
-------------------------------------------------------------------------------
Common stock,|              |                 |                 |
par value    |              |                 |                 |
$.0001 per   |  24,823,734  |     $0.25       |     $6,205,934  |    $664.03
share        |              |                 |                 |
-------------------------------------------------------------------------------


(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The price of $0.25 per share, which was the average of the high and low prices of the Registrant's common stock, as reported on the Over-The-Counter Bulletin Board on January 10, 2007 is set forth solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

                                    PROSPECTUS
                             ON THE GO HEALTHCARE, INC.
                          OFFERING UP TO 24,823,734 SHARES
                                 OF COMMON STOCK

This prospectus relates to the resale of up to 24,823,734 shares of our common stock by Dutchess Private Equities Fund, Ltd.. and other selling stockholders, listed in the selling stockholder table. We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. We may receive proceeds from the possible future exercise of warrants and options. All costs associated with this registration will be borne by us.
Our common stock is traded on the Over-The-Counter Bulletin Board under the trading symbol "ONGO.OB". On January 11, 2007, the last reported sale price of our common stock on the Over-The-Counter Bulletin Board was $0.275 per share.

                         __________________________________

                   THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
        YOU SHOULD PURCHASE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.
                       SEE "RISK FACTORS" BEGINNING ON PAGE 7.
                        ____________________________________

You should rely only on the information provided in this prospectus or any supplement to this prospectus and information incorporated by reference. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

Dutchess Private Equities Fund, Ltd. and any broker-dealers who act in connection with the sale of its shares may be deemed to be "underwriters" within the meaning of the Securities Act. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Subject to Completion, the date of this Prospectus is January 16, 2007



                                TABLE  OF  CONTENTS

PROSPECTUS  SUMMARY........................................................ 5
RISK  FACTORS.............................................................. 7
CAUTIONARY  STATEMENT  CONCERNING  FORWARD-LOOKING  STATEMENTS.............11
USE  OF  PROCEEDS..........................................................12
DETERMINATION  OF  OFFERING  PRICE.........................................13
DILUTION...................................................................13
SELLING  SECURITY  HOLDERS.................................................14
PLAN  OF  DISTRIBUTION.....................................................16
LEGAL  PROCEEDINGS.........................................................17
DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS.........17
SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT......18
DESCRIPTION  OF  COMMON STOCK..............................................19
INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL.................................20
DISCLOSURE  OF  COMMISSION  POSITION  OF  INDEMNIFICATION  FOR  SECURITIES
  ACT  LIABILITIES.........................................................20

DESCRIPTION  OF  BUSINESS..................................................20
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATION...........24
DESCRIPTION  OF  PROPERTY..................................................30
CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS.........................30
MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS............31
EXECUTIVE  COMPENSATION....................................................32
FINANCIAL  STATEMENTS................................................F1 - F31
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
  FINANCIAL DISCLOSURE.....................................................34

                             PROSPECTUS SUMMARY

The following information is a summary of the prospectus and it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the financial statements and the notes relating to the financial statements.

                         ON THE GO HEALTHCARE, INC.

We incorporated in the State of Delaware on July 21, 2000. We immediately acquired International Mount Company Limited, a private corporation owned and operated by Stuart Turk. In October 2003, we acquired the assets and liabilities of Compuquest, Inc. through our subsidiary International Mount. Compuquest was incorporated under the laws of Ontario, Canada in November 1989. Compuquest is an authorized dealer of computer hardware, software and peripherals for Acer America, AST Computer, Hewlett-Packard, Microsoft and Toshiba.

On June 1, 2004, we acquired the assets and liabilities of Vital Baby Innovations, Inc., a Canadian company headquartered in Toronto, Ontario, the exclusive distributor of the Heinz Baby Basics feeding accessories range and Sudocrem diaper rash cream in Canada.

On February 28, 2005, we acquired 1637033 Ontario Limited and its wholly-owned subsidiary, Helios/Oceana Ltd., an Ontario-based company, that provides IT professional services. We paid for this acquisition by acting on a security agreement on a note receivable for $202,721 and assuming net liabilities of $148,135.

On July 5, 2005, we entered into an Asset Sale Agreement with Vital Products, Inc. We agreed to sell all of our assets and equipment used in our Childcare Division. In exchange for the assets, Vital Products agreed to issue 1,000,000 shares of common stock having an aggregate fair market value of $250,000 and two term notes in the amount of $750,000 and $255,000. After this transaction, we decided to focus solely on our computer business.

On July 19, 2005, we entered into an agreement with Elaine Abate, John Abate, Gerhard Schmid, Frank Abate, 1066865 Ontario Inc., and Infinity Technologies Inc. to purchase all of the issued and outstanding shares of Infinity Technologies Inc. stock in exchange for $3,120,000 Canadian dollars. The purchase price was paid in a combination of shares of our restricted stock, cash, and a promissory note for $500,000. The promissory note pays no interest and was paid in three equal payments on January 15, 2006, February 15, 2006, and March 15, 2006.

On January 10, 2006, we entered into an agreement to purchase all of the issued and outstanding shares of Island Corporation stock in exchange
for $2,311,536 Canadian dollars.   The purchase price was paid in a
combination of 1,060,000 shares of our restricted stock, $1,100,000 in cash
and a promissory note for $400,000.   The promissory note pays no interest
and will be paid as follows: $100,000 on or before January 20, 2006 and the remaining $300,000 paid in twelve equal payments starting on March 31, 2006 and continuing monthly until paid in full.

On January 31, 2006 we entered into an agreement to purchase certain assets
of Solutions In Computing, Inc. in exchange for $280,000 U.S. dollars.   The
purchase price will be paid for with a combination of 700,000 shares of our restricted stock and 100,000 Canadian dollars in cash and a promissory note for $95,000 Canadian dollars with interest at the rate of 5% per year as follows: monthly payments of principle and interest in the amount of $2,845 on the first day of each and every month with the first of such payments to be due and payable on March 1, 2006 and the last of such payments to be due and payable on August 1, 2008.

During May 2006, we amalgamated all of our subsidiaries into On the Go Technologies, Inc. Accordingly, as of July 31, 2006, we conduct our operations directly and through our wholly-owned subsidiary On The Go Technologies, Inc.


HOW TO CONTACT US

Our principal executive offices are located at 85 Corstate Avenue, Unit #1, Concord, Ontario, Canada L4K 4Y2. Our telephone number is (905)760-2987.

THE OFFERING

This prospectus relates to the resale of up to 24,823,734 shares of our common stock by Dutchess Private Equities Fund, Ltd. which will obtain shares of our common stock pursuant to an equity line transaction and other selling shareholders. This prospectus relates covers the resale of our stock by the selling shareholders either in the open market or to other investors through negotiated transactions.

Common stock offered            24,823,734 shares

Use of Proceeds                 We will not receive any proceeds from the sale
                                by the selling stockholders of our common stock. We will receive proceeds from our Investment Agreement with Dutchess Private
                                Equities Fund.  See "Use of Proceeds."

Symbol for our common stock     Our common stock trades on the Over-The-Counter
                                Bulletin Board Market under the ticker symbol
                                "ONGO.OB"

OUR CAPITAL STRUCTURE AND SHARES ELIGIBLE FOR FUTURE SALE (1)

Shares of common stock outstanding as of December 20, 2006(2)     5,976,779

Shares of common stock potentially issuable pursuant to the
equity line of credit (3)                                         1,500,000
                                                               ------------
Total                                                             7,476,779

   (1) All share numbers reflect a 1:30 reverse stock split on October 4, 2004, and a 1:50 reverse stock split on August 10, 2006.

   (2) Assumes:

               No exercise of an option held by Stuart Turk to acquire 334 common shares at an exercise price of $75.00 per share with an expiration date of July 15, 2008.

               No conversion of 110,800 shares of Series A Preferred Stock into 11,080,000 shares of common stock held by Stuart Turk.

               No conversion of 118,334 shares of Series A Preferred Stock into 11,833,400 shares of common stock held by Cellular Connection. Stuart Turk is the Principal of Cellular Connection.

               No exercise of Series "D" warrants for 3,650 shares of our common stock held by 1 investor. The Series "D" warrants have an exercise price of $20.00 and expire January 31, 2008.

               No exercise of warrants we issued to Laurus Master Trust to purchase up to 28,400 shares of our common stock at a price of $32.50 per share. The warrants expire on July 14, 2012.

   (3) For the purpose of determining the number of shares subject to registration with the Securities and Exchange Commission, we have assumed that we will issue no more than 1,500,000 shares pursuant to the exercise of our put right under the Investment Agreement. However, the number of shares that we will actually issue pursuant to that put right may be more than or less than 1,500,000, depending on the trading price of our common stock at the time of each put and how many times we issue a put. We currently have no intent to exercise the put right in a manner that would result in our issuance of more than 1,500,000 shares, but if we were to exercise the put right in that manner, we would be required to file a subsequent registration statement with the Securities and Exchange Commission and for that registration statement to be deemed effective prior to the issuance of any such additional shares.



                                RISK FACTORS

                         RISKS RELATED TO OUR BUSINESS

WE HAVE HAD LOSSES SINCE OUR INCEPTION AND EXPECT LOSSES TO CONTINUE IN THE FORESEEABLE FUTURE. WE MAY NEVER BECOME PROFITABLE.

We had a net loss of $6,342,635 for the year ended July 31, 2006 and a net loss of $1,033,028 for the year ended July 31, 2005. Our future operations may not be profitable if we are unable to develop our business. Revenues and profits, if any, will depend upon various factors, including whether we will be able to receive funding to develop and market new products or find additional businesses to operate and/or acquire. We may not achieve our business objectives and the failure to achieve these goals would have an adverse impact on our business.


WE HAVE A LIMITED OPERATING HISTORY AND YOU MAY LOSE YOUR INVESTMENT IF WE ARE UNABLE TO MARKET OUR COMPUTER PRODUCTS.

Until October 2003 when we acquired Compuquest, we engaged only in limited business activities manufacturing child and healthcare products. We may be faced with problems, delays, expenses and difficulties, which are typically encountered by companies in an early stage of development, many of which may be beyond our control. We may not be able to acquire our products at reasonable cost, or market successfully, any of our products. Therefore, we could go out of business and you may lose your investment.

WE GRANTED LAURUS MASTER FUND A SECURITY INTEREST IN SUBSTANTIALLY ALL OF OUR ASSETS AND, IF WE DEFAULT ON OUR FINANCING ARRANGEMENT WITH THEM, THEY HAVE THE RIGHT TO TAKE SUBSTANTIALLY ALL OF OUR ASSETS.

As part of our financing facility with Laurus, we granted Laurus a security interest in substantially all of our assets. The financing facility requires us to repay Laurus funds that they advanced according to specific terms. If we do not comply with the terms of the financing facility, Laurus will have the right to seize substantially all of our assets. Additionally, Laurus could liquidate our assets and retain any and all of the funds from the liquidation.

WE MAY NOT BE ABLE TO OBTAIN HARDWARE, SOFTWARE AND PERIPHERALS AT AN ACCEPTABLE COST TO BE COMPETITIVE IN THE MARKETPLACE WHICH COULD INCREASE OUR COSTS AND LOWER OUR GROSS PROFIT.

We rely on the supply of hardware, software and peripherals from the same distributors as our competitors and we may not be able to obtain them at a cost that will allow us to produce a profit or sell our products at a competitive price. Furthermore, we do not have formal agreements with our suppliers and are subject to price increases. If we can not obtain supplies at competitive prices, our revenues may decrease and we may not be able to attain or sustain profitability.

WE NEED EXTERNAL FUNDING TO SUSTAIN AND GROW OUR BUSINESS AND IF WE CAN NOT FIND THIS FUNDING ON ACCEPTABLE TERMS, WE MAY HAVE TO CURTAIL OUR OPERATIONS AND WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN WHICH WOULD REDUCE OUR REVENUES AND OUR STOCK MAY DECLINE.

We may not be able to generate sufficient revenues from our existing operations to fund our capital requirements. Additionally, our business plan contemplates the acquisition of new enterprises and the proceeds from our financing with Laurus may not be sufficient to fully implement our business plan.
Accordingly, we will require additional funds to enable us to operate profitably and grow our business. This financing may not be available on terms acceptable to us or at all. We currently have no bank borrowings and it is unlikely that we will be able to arrange debt financing in addition to our facility with Laurus. If we cannot raise additional capital through issuing stock or bank borrowings, we may not be able to sustain or grow our business which may cause our revenues and stock price to decline.

OUR ORIGINAL STOCKHOLDERS WILL HAVE CONTROL OVER OUR POLICIES AND AFFAIRS FOR THE FORESEEABLE FUTURE AND THESE STOCKHOLDERS MAY TAKE CORPORATE ACTIONS THAT COULD NEGATIVELY IMPACT OUR BUSINESS AND STOCK PRICE.

Our original Stockholders own at least 51% of our voting securities. The original stockholders will continue to control our policies and affairs and all corporate actions requiring stockholder approval, including election of directors. Additionally, Mr. Stuart Turk, our Chairman, President and Chief Executive Officer, currently controls a majority of our voting securities. Mr. Turk's holdings may delay, deter or prevent transactions, such as mergers or tender offers, that would otherwise benefit investors.

TO INCREASE OUR REVENUE, WE MUST INCREASE OUR SALES FORCE AND EXPAND OUR DISTRIBUTION CHANNELS. IF WE ARE NOT SUCCESSFUL IN THESE EFFORTS, OUR BUSINESS WILL NOT GROW WHICH COULD RESULT IN A DECREASE IN OUR STOCK PRICE.

To date, we have sold our products primarily through our direct sales and tele-sales force. Our future revenue growth will depend in large part on recruiting and training additional direct sales and tele-sales personnel and expanding our distribution channels. We may experience difficulty recruiting qualified sales and support personnel and establishing third-party distribution relationships. We may not be able to successfully expand our tele-sales force or other distribution channels, and any expansion, if achieved, may not result in increased revenue or profits.

WE MAY ENCOUNTER DIFFICULTIES MANAGING OUR PLANNED GROWTH, WHICH WOULD ADVERSELY AFFECT OUR BUSINESS AND COULD RESULT IN DECREASING REVENUES AS WELL AS A DECREASE IN OUR STOCK PRICE.

As of January 12, 2007 we had 60 employees. We intend to expand our customer base. To manage our anticipated growth, we must continue to improve our operational and financial systems and expand, train, retain and manage our employee base. Because of the registration of our securities, we are subject to reporting and disclosure obligations, and we anticipate that we will hire additional finance and administrative personnel to address these obligations. In addition, the anticipated growth of our business will place a significant strain on our existing managerial and financial resources. If we can not effectively manage our growth, our business may be harmed.


IF WE LOSE THE SKILLS OF THE FOUNDERS OF EACH OF OUR ACQUIRED COMPANIES, OUR ABILITY TO ATTAIN PROFITABILITY MAY BE IMPEDED AND IF WE DO NOT ATTAIN PROFITABILITY, OUR STOCK PRICE MAY DECREASE AND YOU COULD LOSE PART OR ALL OF YOUR INVESTMENT.

In October 2003, we acquired Compuquest. In 2005, we acquired Infinity Technologies and Helios/Oceana. In 2006, we acquired Island Corporation and Solutions in Computing. We have retained the services of the founder of most of the companies we have acquired. We believe the services that each of these founders provides are critical to our success. The founders hold prime relationships with key suppliers. These relationships afford us access to valuable resources that help ensure product availability on time that is competitively priced. If we were to lose the benefit of these services, our ability to develop and market our computer products may be significantly impaired, which would impede our ability to attain profitability.

                           RISKS RELATED TO OUR STOCK

"PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR SECURITIES DIFFICULT WHICH MAY MAKE OUR STOCK LESS LIQUID AND MAKE IT HARDER FOR INVESTORS TO BUY AND SELL OUR SHARES.

Trading in our securities is subject to the SEC's "penny stock" rules and it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by these requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

OUR SECURITIES HAVE BEEN THINLY TRADED ON THE OVER-THE-COUNTER BULLETIN BOARD, WHICH MAY NOT PROVIDE LIQUIDITY FOR OUR INVESTORS.

Our securities are quoted on the Over-the-Counter Bulletin Board. The Over-the-Counter Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market or national or regional exchanges. Securities traded on the Over-the-Counter Bulletin Board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The Securities and Exchange Commission's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the Over-the-Counter Bulletin Board. Quotes for stocks included on the Over-the-Counter Bulletin Board are not listed in newspapers. Therefore, prices for securities traded solely on the Over-the-Counter Bulletin Board may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

INVESTORS MUST CONTACT A BROKER-DEALER TO TRADE OVER-THE-COUNTER BULLETIN BOARD SECURITIES. AS A RESULT, YOU MAY NOT BE ABLE TO BUY OR SELL OUR SECURITIES AT THE TIMES THAT YOU MAY WISH.

Even though our securities are quoted on the Over-the-Counter Bulletin Board, the Over-the-Counter Bulletin Board may not permit our investors to sell securities when and in the manner that they wish. Because there are no automated systems for negotiating trades on the Over-the-Counter Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders an order to buy or sell a specific number of shares at the current market price it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

WE DO NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE, THEREFORE, YOU MAY NEVER SEE A RETURN ON YOUR INVESTMENT.

We do not anticipate the payment of cash dividends on our common stock in the foreseeable future. We anticipate that any profits from our operations will be devoted to our future operations. Any decision to pay dividends will depend upon our profitability at the time, cash available and other factors. Therefore, you may never see a return on your investment. Investors who anticipate a need for immediate income from their investment should not purchase the securities.

WE MAY NOT HAVE SUFFICIENT SHARES AVAILABLE TO FULLY ACCESS THE EQUTIY LINE WITH DUTCHESS AND MAY NEED TO SEEK ADDITIONAL CAPITAL TO MEET OUR WORKING CAPITAL NEEDS.

We may only issue a put to Dutchess if we have registered the shares of common stock. This prospectus is registering 1,500,000 shares of common stock that we may issue pursuant to the equity line if the Registration Statement is declared effective by the Securities and Exchange Commission. On January 3, 2006, the closing price of our common stock was $0.31. Assuming we issue puts only at $0.31, we would be able to access approximately $441,750 of our equity line pursuant to the Investment Agreement. We currently have no intent to exercise the put right in a manner that would require us to register more shares in addition to the 1,500,000 shares we are currently registering, but if we were to exercise the put right in that manner, we would be required to file a subsequent registration statement with the Securities and Exchange Commission and for that registration statement to be deemed effective prior to the issuance of any such additional shares.

If we can not raise sufficient funds pursuant to our Investment Agreement with Dutchess, for our capital requirements, we will need to seek additional funding which may not be available on terms acceptable to us or at all.

DUTCHESS MAY SHORT SELL OUR STOCK DURING THE PERIODS WE ISSUE A PUT WHICH MAY CAUSE OUR STOCK PRICE TO DECREASE.

Pursuant to the Investment Agreement, Dutchess has the right to short sell the amount of stock we expect to issue to them during the period we issue a put. If Dutchess actually sells our stock short, our stock price may decrease. If our stock price decreases, you may lose some or all of your investment.

EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF SECURITIES PURSUANT TO OUR INVESTMENT AGREEMENT WITH DUTCHESS.

The sale of shares pursuant to our Investment Agreement with Dutchess will have a dilutive impact on our stockholders. As a result, our net income per share,if any, could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price at the time we exercise our put option, the more shares we will have to issue to Dutchess to draw down on the full equity line with Dutchess. If our stock price decreases, then our existing stockholders would experience greater dilution.

DUTCHESS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK, WHICH MAY CAUSE OUR STOCK PRICE TO DECLINE.

The common stock to be issued under our agreement with Dutchess will be purchased at a 6% discount to the lowest closing best bid price of our common stock during the five trading days after our notice to Dutchess of our election to exercise our put right. These discounted sales could cause the price of our common stock to decline and you may not be able to sell our stock for more than you paid for it.


CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We generally use words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in our "Risk Factor" section and from time to time in our reports filed with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by Dutchess Private Equities Fund, Ltd. and certain selling stockholders. We will not receive any proceeds from the sale by the selling stockholders of our common stock. We will receive proceeds from our Investment Agreement with Dutchess Private Equities Fund. The purchase price of the shares purchased under the Investment Agreement will be equal to 94% of the lowest of the closing best bid prices of our common stock on the Over-The-Counter Bulletin Board for the five days immediately following the date of our notice of election to exercise our put.

For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Investment Agreement. The Gross Proceeds represent the total dollar amount that Dutchess is obligated to purchase. The table assumes estimated offering expenses of $25,000.

                                                   Proceeds       Proceeds
                                                 If 100% Sold    If 50% Sold
                                                 ------------    -----------
Gross proceeds                                   $5,000,000      $2,500,000
Estimated accounting, legal and
associated expenses of Offering                    $ 25,000        $ 25,000
                                                  ---------       ---------
Net Proceeds                                     $4,975,000      $2,475,000
                                                 ==========      ==========

                                       Priority    Proceeds        Proceeds
                                                  ---------       ---------
Retirement of Debt                        1st    $2,000,000      $2,000,000
Sales and marketing                       2nd    $1,000,000      $  200,000
Working capital and general
      corporate expenses                  3rd    $1,400,000      $  275,000
Mergers and Acquisitions                  4th    $  500,000      $        0
Expansion of internal operations          5th    $   50,000      $        0
Facilities and capital expenditures       6th    $   25,000      $        0
                                                  ---------       ---------
                                                 $4,975,000      $2,475,000

Proceeds of the offering which are not immediately required for the purposes described above will be invested in United States government securities, short-term certificates of deposit, money market funds and other high-grade, short-term interest-bearing investments.


THE INVESTMENT AGREEMENT

We entered into an Investment Agreement also referred to as an Equity
Line of Credit with Dutchess Private Equities Fund on January 16, 2007. That agreement provides that, following notice to Dutchess, we may put to Dutchess up to $5 million in shares of our common stock for a purchase price equal to 94% of the lowest closing best bid prices on the Over-the-Counter Bulletin Board of our common stock during the five day period following that notice.

Dutchess will only purchase shares when we meet the following conditions:

        * a registration statement has been declared effective and remains effective for the resale of the common stock subject to the Equity Line;

        * our common stock has not been suspended from trading for a period of five consecutive trading days and we have not been notified of any pending or threatened proceeding or other action to de-list or suspend our common stock;

        * we have complied with our obligations under the Investment Agreement and the Registration Rights Agreement;

        * no injunction has been issued and remains in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of our common stock; and

        * the issuance of the Securities will not violate the stockholder approval requirements of the Over the Counter Bulletin Board.


The Investment Agreement will terminate on January 16, 2010 or when the following event occurs:

        * Dutchess has purchased an aggregate of $5 million of our common stock

The Investment Agreement will be suspended when the following events occur:

        * trading of our common stock is suspended for a period of 2 consecutive trading days; or

        * our common stock ceases to be registered under the 1934 Act. The Investment Agreement will be suspended for as long as our common stock ceases to be unregistered.



                        DETERMINATION OF OFFERING PRICE

The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board or in negotiated transactions during the term of this offering. These prices will fluctuate based on the demand for the shares.

                                  DILUTION

Our net tangible book value as of October 31, 2006 was $3,268,265, or $1.64 per share of common stock. Net tangible book value is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made by the selling stockholders, none of these proceeds will be paid to us, however, the private offering proceeds will be paid to us and our net tangible book value will be positively affected by this offering. Thus, our net tangible book value will be impacted by the common stock to be issued to the selling stockolders. The amount of dilution will depend on the initial shares issued. The following example shows the dilution to new investors at an offering price of $0.25 per share. If we assume that we were to issue 1,500,000 shares of common stock at an assumed offering price of $0.25 per share, less $25,000 of offering expenses, our net tangible book value as of October 31, 2006 would have been $3,618,265, or $1.04 per share. This represents an immediate decrease in net tangible book value to existing stockholders of $0.60 per share and an immediate increase to new stockholders of $0.79 per share.

Net tangible book value per share before this offering              $ 3,268,265
Net tangible book value after this offering                         $ 3,618,265
Assumed average public offering price per share                        $ 0.25
Net tangible book value per share after this offering                  $ 1.04
Dilution of net tangible book value per share to existing stockholders $ 0.60
Increase in net tangible book value per share to new investors         $ 0.79

You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Investment Agreement to Dutchess Private Equities Fund. That is, as our stock price declines, we would be required to issue a greater number of shares under the Investment Agreement for a given advance. This inverse relationship is demonstrated by the table below, which shows the number of shares to be issued under the Investment Agreement at a price of $0.25 per share and 25%, 50% and 75% discounts to that price.

Offering price:  $0.25         75%           50%          25%            -
PURCHASE PRICE:(1)            $0.0625        $0.125       $0.1875         $0.25
NO.  OF SHARES:(2)         80,000,000    40,000,000    26,666,667    20,000,000
TOTAL OUTSTANDING:(3)      85,976,799    45,976,799    32,643,466    25,976,799
PERCENT OUTSTANDING:(4)        93.05%        87.00%        81.69%        76.99%

(1)  Represents the approximate market price on January 10, 2007

(2) Represents the number of shares of common stock to be issued at the prices set forth in the table to generate $5,000,000 in gross proceeds.

(3) Represents the total number of shares of common stock outstanding after the issuance of the shares, assuming no issuance of any other shares of common stock.

(4) Represents the shares of common stock to be issued as a percentage of the total number shares of common stock outstanding (assuming no exercise or conversion of any options, warrants or other convertible securities).


                            SELLING SECURITY HOLDERS

Based upon information available to us as of December 20, 2006,the following table sets forth the names of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholders will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholders. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933.
As used in this prospectus, "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d)promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

Name and address         Ownership   Number of    Number of Shares  Percentage
of beneficial owner      Before      Shares        Owned After      Owned After
                         Offering    Offered(1)     Offering(2)     Offering(3)
-------------------------------------------------------------------------------

Dutchess (4)            1,900,000     1,900,000            -0-             *%

Tony Diveronica(5)         10,000        10,000            -0-             *%

Stuart Turk (6)        13,361,834    11,080,334      2,281,500          38.2%

Cellular Connection(7) 13,071,400    11,833,400      1,238,000          20.7%
___________________

* Less than 1%


(1) All share numbers reflect a 1:30 reverse stock split on October 4, 2004 and a 1:50 reverse stock split on August 10, 2006.

(2) These numbers assume the selling stockholders sell all of the shares offered prior to the completion of the offering.

(3) Based on 5,976,779 shares outstanding as of December 20, 2006.

(4) The directors and control persons with shared voting and dispositive powers with respect to the shares being offered for resale of Dutchess Private Equities Fund are Michael Novielli and Douglas Leighton. We are registering 1,500,000 shares pursuant to the Investment Agreement and 400,000 shares owned by Dutchess. For the purpose of determining the number of shares subject to registration with the Securities and Exchange Commission, we have assumed that we will issue not more than 1,500,000 shares pursuant to the exercise of our put right under the Investment Agreement, although the number of shares that we will actually issue pursuant to that put right may be more than or less than 1,500,000, depending on the trading price of our common stock.
    We currently have no intent to exercise the put right in a manner that would result in our issuance of more than 1,500,000 shares, but if we were to exercise the put right in that manner, we would be required to file a subsequent registration statement with the Securities and Exchange Commission and for that registration statement to be deemed effective prior to the issuance of any such additional shares.

(5) Mr. Diveronica received restricted shares on July 28, 2006 for consulting services.

(6) Our Chief Executive Officer, Stuart Turk owns 2,281,500 shares of common stock and 110,800 Series A Preferred Shares. Each share of Series A Preferred Stock can convert into 100 shares of common stock. Mr. Turk also owns an option to acquire 334 shares of common stock at an exercise price of $75.00 with an expiration date of July 15, 2008. We are registering the common stock that Mr. Turk will receive if he exercises all of his options and converts all the shares of Series A Preferred Stock.

(7) Cellular Connection owns 1,238,000 shares of common stock and 118,334 shares of Series A Preferred Stock. Each share of Series A Preferred Stock can convert into 100 shares of common stock. We are registering the common stock that Cellular Connection will receive if it converts all the shares of Series A Preferred Stock. Our Chief Executive Officer, Mr. Stuart Turk, is the sole principal and control person with voting and dispositive powers with respect to the shares being offered for resale by The Cellular Connection Ltd.

                                PLAN OF DISTRIBUTION

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares from time to time:

- in transactions on the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

- in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

- at prices related to such prevailing market prices;

- in negotiated transactions;

- in a combination of such methods of sale; or

- any other method permitted by law.

The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

Dutchess Private Equities Fund and any broker-dealers who act in connection with the sale of its shares will be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal will be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholders that they may not:

- engage in any stabilization activity in connection with any of the shares;

- bid for or purchase any of the shares or any rights to acquire the shares;

- attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or

- effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

  We have informed the selling stockholders that they must affect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities
  Act if the broker-dealers purchase shares as principal. In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

LEGAL PROCEEDINGS

On June 23, 2006, Frank Abate, Elaine Abate, John Abate and Gerhard Schmid filed a Statement of Claim in Ontario Superior Court against On The Go Healthcare, Inc. for alleged damages for breach of contract in the amount of $281,522 and damages for wrongful dismissal of Frank Abate and John Abate.
We have responded with a counter claim for damages caused by Frank Abate and John Abate. We have paid severance pay for Frank Abate and John Abate's termination and we believe the plaintiff's entire claim is frivolous. It is too early to determine the outcome of such allegations, however, we intend to vigorously defend against the plaintiff's claim.

We may be involved from time to time in ordinary litigation, negotiation and settlement matters that will not have a material effect on our operations or finances. Other than the litigation described above, we are not aware of any pending or threatened litigation against the Company or our officers and directors in their capacity as such that could have a material impact on our operations or finances.


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age, positions, and offices or employments for the past five years as of January 12, 2007, of our executive officers and directors. Members of the board are elected and serve for one year terms or until their successors are elected and qualify. All of the officers serve at the pleasure of our Board of Directors.

Name                            Age      Position
-------------------------------------------------------------------------------
Stuart Turk                     38       President, Chairman, CEO and Director
                                         Secretary and Treasurer

Evan Schwartzberg, BA, CCM      39       Chief Financial and Accounting Officer

Ralph Magid, B.A.Sc.,           59       Director
MBA, P.Eng, P.E.O


-------------------------------------------------------------------------------

Biographies of executive officers and directors

Stuart Turk.  Mr. Turk has been our Chairman, President and Chief
Executive Officer since July 2000. Mr. Turk founded The Cellular Connection Ltd., a manufacturer of mounting accessories and packaging for cellular phones in May 1988. He currently serves as the Chief Executive Officer of The Cellular Connection.

Evan Schwartzberg.  Mr. Schwartzberg has been our Chief Financial
Officer since July 2000. Prior to January 31, 2006, Mr. Schwartzberg has worked for the TD Bank Financial Group as a Senior Cash Manager (previously the Manager of Corporate Cash Management of Canada Trust) within the Treasury and Balance Sheet Management group of the Finance Division. Prior to such time, and since 1989, Mr. Schwartzberg was a Senior Cash Manager of Canada Trust. Mr. Schwartzberg holds an Economics degree from the University of Toronto, passed the Canadian Securities Course, from the Canadian Securities Institute, and earned the Certified Cash Manager designation from the Association for Financial Professionals, a U.S. based organization.

Ralph Magid. Mr. Magid has been our Director since July 2000. Currently, Mr. Magid is the president of InnoTech Capital Corporation, a company specializing in providing advisory services for Canadian technology companies on how to fund and manage their Research and Development.
Mr. Magid has more than 25 years of experience in manufacturing and operations both in Canada and internationally. He has worked with small Canadian owned companies as well as large multinationals including Motorola and Geac Computers. Research and Development has been an integral part of Mr. Magid's responsibilities in his position of Vice President, Operations held with several manufacturing organizations. Mr. Magid holds an Industrial Engineering degree from the University of Toronto, B.A.Sc., an MBA from York University and is a member of the Professional Engineers of Ontario.

BOARD OF DIRECTORS

We currently have two members of our Board of Directors who are elected to annual terms and until their successors are elected and qualified. Executive officers are appointed by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

AUDIT COMMITTEE

We do not have a separate Audit Committee. Our full Board of Directors performs the functions usually designated to an Audit Committee. Mr. Magid qualifies as an "audit committee financial expert" under the rules of the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of December 20, 2006 by each stockholder known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current director,
(iii) each of the executive officers named in the Summary Compensation Table who were serving as executive officers at the end of the 2005 fiscal year and (iv) all of our directors and current executive officers as a group:

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock except to the extent that authority is shared by spouses under applicable law.

Name and Address of                    Common Shares                Percent of
Beneficial Owner                    Beneficially Owned             Class (2)
---------------------                    ----------------             ---------
Stuart Turk (1)(3)                         26,433,234                   91.5%
Evan Schwartzberg (1)                             200                      *%
Ralph Magid (1)                                   200                      *%

Directors and executive officers
 as a group (3 persons)                    26,433,634                   91.5%

* Less than one percent

(1) The address of all individual directors and executive officers is c/o On the Go Healthcare, Inc., 85 Corstate Ave Unit #1 Concord, Ontario, L4K 4Y2.

(2) The number of shares of common stock issued and outstanding on December 20, 2006 was 5,976,779. This reflects a 1 for 30 reverse stock split for all common stock stockholders of record on October 1, 2004 and a 1 for 50 reverse stock split for all common stock stockholders of record on August 10, 2006. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding on December 20, 2006, plus Series A Preferred common stock held by such person on December 20, 2006 and convertible within 60 days thereafter and shares of common stock subject to options held by such person on December 20, 2006 and exercisable within 60 days thereafter.

(3) On October 31, 2003, Stuart Turk was issued an option to acquire 334 common shares at an exercise price of $75.00 per share with an expiry of July 15, 2008. Mr. Turk owns 2,281,500 Common Shares and 110,800 Series A Preferred Shares that can convert into 11,080,000 shares of common stock. Cellular Connection owns 1,238,000 Common Shares and 118,334 shares of Series A Preferred Stock that can convert into 11,833,400 shares of common stock. Mr. Turk has a lock up agreement in place by which 22,930,067 shares of common stock may not be sold until July 31, 2007. Mr. Turk is the control person and sole owner of The Cellular Connection Ltd.


DESCRIPTION OF COMMON STOCK

Our Restated Certificate of Incorporation, as amended, authorizes us to issue 100,000,000 shares of common stock, par value $0.0001 per share.

Miscellaneous Rights and Provisions. There are no preemptive rights, subscription rights, or redemption provisions relating to the shares and none of the shares carries any liability for further calls.

Dividends. Holders of shares are entitled to receive dividends in cash, property or shares when and if the Board of Directors declares dividends out of funds legally available therefore.

Voting. A quorum for any meeting of stockholders is a majority of shares then issued and outstanding and entitled to be voted at the meeting. Holders of shares are entitled to one vote, either in person or by proxy, per share.

Liquidation, dissolution, winding up. Upon our liquidation, dissolution or winding up, any assets will be distributed to the holders of shares after payment or provision for payment of all our debts, obligations or liabilities.

INTEREST OF NAMED EXPERTS AND COUNSEL

Amy M. Trombly serves as Securities counsel for On the Go Healthcare.
Ms. Trombly currently serves as trustee to a trust holding shares of common stock for the benefit of the shareholders of On the Go Healthcare.
Ms. Trombly has voting and dispositive control over the shares in accordance with the terms of the trust; however she does not have a financial interest in the trust other than nominal fees for serving as its trustee. Ms. Trombly disclaims beneficial ownership of the shares.

Other than as described above, no expert or counsel within the meaning of those terms under Item 509 of Regulation S-B will receive a direct or indirect interest in the small business issuer or was a promoter, underwriter, voting trustee, director, officer, or employee of On The Go Healthcare. Nor does any such expert have any contingent based agreement with us or any other interest in or connection to us.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons in accordance with the provisions contained in our Restated Certificate of Incorporation, as amended, and By-laws, Delaware law or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will follow the court's determination.

DESCRIPTION OF OUR BUSINESS

HISTORY

We incorporated in the State of Delaware on July 21, 2000. We immediately acquired International Mount Company Limited, a private corporation owned and operated by Stuart Turk. International Mount stockholders received 16,000,000 shares of our common stock and a cash payment of $198 in exchange for all the issued and outstanding shares of International Mount's common stock pursuant to a Share Exchange Agreement.

In October 2003, we acquired the assets and liabilities of Compuquest, Inc. through our subsidiary International Mount. Compuquest was incorporated under the laws of Ontario, Canada in November 1989. Compuquest is an authorized dealer of computer hardware, software and peripherals for Acer America, AST Computer, Hewlett-Packard, Microsoft and Toshiba.

On June 1, 2004, we acquired the assets and liabilities of Vital Baby Innovations, Inc., a Canadian company headquartered in Toronto, Ontario, the exclusive distributor of the Heinz Baby Basics feeding accessories range and Sudocrem diaper rash cream in Canada.

On February 28, 2005, we advanced the sum of $200,000 as a secured loan to 1637033 Ontario Limited of the City of Vaughan in the Province of Ontario in Canada. The borrower was subsequently found to be in default of the terms of the loan and the shares of the borrower were surrendered by the stockholder to us in full and final settlement of the outstanding loan. The assets of the borrower included 100% of the outstanding stock of a private corporation known as Helios/Oceana Ltd. which was primarily in the business of providing system integration services related to computer hardware and software. The borrower was also in possession of a note secured by all of the assets of Helios/Oceana Ltd. We subsequently acquired all of the assets of Helios/Oceana Ltd. including the name and any trademarks under the terms of the security provided under the note held by 1637033 Ontario Limited. We accounted for this transaction as an acquisition of a business by allocating the $200,000 to the fair value of the net assets and goodwill of Helios/Oceana Ltd.

On July 5, 2005, we entered into an Asset Sale Agreement with Vital Products, Inc. We agreed to sell all of the equipment used in our Childcare Division including, but not limited to, molds and dies related to the Baby Bath, packaging molds and dies for the padded training seat, mixing tank and 2kw RF welder as well as sealing machine dies, custom equipment to produce the padded training seat, and formulations related to producing materials. In exchange for the Childcare Divisions assets, Vital Products agreed to issue 1,000,000 shares of common stock having an aggregate fair market value of $250,000 to a trust which will hold the shares for the benefit of the stockholders of On the Go Healthcare, Inc., and two term notes in the amounts of $750,000 and $255,000. The notes pay 20% simple annual interest.

On July 19, 2005, we entered into an agreement with Elaine Abate, John Abate, Gerhard Schmid, Frank Abate, 1066865 Ontario Inc, and
Infinity Technologies Inc. to purchase all of the issued and outstanding shares of Infinity Technologies, Inc. stock in exchange for $2,155,382. The purchase price was be paid in a combination of shares of restricted stock valued at $1,350,000, $395,549 in cash ($819,672 cash paid less $424,123 cash acquired), and a promissory note for $409,833. The promissory note pays no interest and was paid in three equal payments on January 15, 2006, February 15, 2006, and March 15, 2006.

On January 10, 2006, we entered into an agreement to purchase all of the issued and outstanding shares of Island Corporation stock in exchange for $2,065,100. The purchase price was paid in a combination of 1,060,000 shares of our restricted stock valued at $775,100, $860,000 in cash and a promissory note for $430,000. The promissory note pays no interest and will be paid in full by February 28, 2007.

On January 31, 2006 we entered into an agreement to purchase certain assets of Solutions In Computing, Inc. in exchange for $491,202. The purchase price was paid for with a combination of 800,000 shares of restricted stock valued at $320,000, $87,796 in cash and a promissory note for $83,406 with interest at the rate of 5% per annum as follows: monthly payments of principal and interest in the amount of $2,845 on the first day of each and every month with the first of such payments to be due and payable on March 1, 2006 and the last of such payments to be due and payable on August 1, 2008.

During May 2006, we amalgamated all our subsidiaries into On the Go Technologies, Inc. Accordingly, as of July 31, 2006, we conduct our operations directly and through our wholly-owned subsidiary On The Go Technologies, Inc.

OUR BUSINESS

We are a valued-added reseller of the following computer and computer-related products:

  * Hardware:    Intel-based servers, personal computers, and laptops
                 supporting Windows, Macintosh, Unix, Linux, and Novell operating systems.

  * Peripherals: Printers, monitors, personal digital assistants, scanners, and other computer equipment related to the operation of computers, servers, and laptops.

  * Software:    Microsoft Windows and Apple Macintosh retail boxed products that relate to the operation of computers, servers, and laptops. Those software products include the operating system sold separately as well as with the original hardware.

  * Supplies:    Toners, inks, ribbons, labels, papers and cleaning products.


All of the products sold by us are manufactured by others.

SALES AND MARKETING

Our sales and marketing strategies have been created based on specific target markets. As of January 12, 2007, we have established a dedicated sales force composed of twenty full-time sales representatives. We have developed an extensive telemarketing program, consisting of telemarketing sales personnel located in Toronto, Ontario, to target financial, graphics, utility, and education sectors throughout North America. We are planning an expansion of our telemarketing program to enhance the sales and marketing efforts of our sales forces. We utilize a professionally-produced business card CD-Media presentation product to market our authorized products and services.

CUSTOMERS

We market our computer products principally to Fortune 500 and 100 corporations. In general, the dealers, wholesalers and retailers to whom we market our products also sell other similar products, some of which compete with our products.

We do not depend on one or even a few major customers. As of January 12, 2007, we estimate that we had 1,500 customers and that our revenue mix is approximately 90% from Fortune 500 and 100 corporations, and 10% from independent businesses.

DISTRIBUTION / DEALER NETWORK

We provide same-day and next-day services to all our customers. We have our truck deliver to our local customers and utilize same-day and next-day couriers such as FedEx, UPS and Purolator to meet our delivery commitments. We believe that our ability to continue to grow our revenue base depends in part upon our ability to provide our customers with efficient and reliable service.

As of January 12, 2007, we distributed our products through one primary point of distribution located in Concord, Ontario, Canada. We also drop ship many of our computer products direct from our suppliers' warehouse. We plan to distribute our products from other distribution facilities if and when required. However, we have not committed our resources at this time for any additional distribution facilities.

COMPETITION

We compete with other manufacturers, distributors and value-added resellers who offer one or more products competitive with the products we sell. However, we believe that no single competitor serving our markets offers as competitive a price and range of products as ours. Our principal means of competition are our quality, reliability, and value-added services, including delivery and service alternatives.

Unlike our competitors who rely on single direct from manufacturer supply channels, we partner with a wide range of distributor partners who can supply products from a large number of strategically placed warehouses throughout North America. We not only receive manufacturer-sponsored pricing assistance to establish and maintain a competitive pricing strategy, but we benefit from a better stocked supply channel than direct from manufacturer competitors. In partnering with a large and diverse distributor supply channel, we offer a wider range of products than our competitors who rely on direct relationships with the manufacturers they represent. While these direct relationships offer the benefit of more competitive pricing, they restrict the ability of our competitors to deliver products to their customers in an acceptable time frame. We operate on a smaller scale than many of our competitors allowing us greater flexibility to fulfill expedited same-day and next-day delivery requirements in a volatile market that demands fast service. We receive assistance from manufacturers and distributors alike to ensure our pricing remains competitive. But the personalized service to the customers, our sale to offer expedited delivery to our customers, and the assistance we receive from manufacturers and distributors to remain price competitive supports the assertion that we are positively differentiated from our competitors. We believe that these attributes combined with technological advances relating to our manufactured and proprietary products are favorable factors in competing with other manufacturers and value-added resellers such as:

        * EDS Systemhouse, Inc.;
        * GE Capital Corporation; and
        * Compugen.

We believe that our competitors share approximately 20% of the corporate-based computer resale market governing hardware, software, peripherals, and supplies, including cartridges. Additionally, we believe they share over 40% of the service and support contracts pertaining to computers and their related hardware and software. Their domination of the computer service and support contracts helps them gain penetration into the resale market, business they would not otherwise have earned.
We are unable to compete with the sales and support contract offerings of our competitors because our competitors have extensive office and personnel representation across Canada. We can compete by partnering with our manufacturing partners to provide service and support offerings across Canada, but not to take away market share from our competitors in this area.

TRADEMARKS

We have registered one trademark in Canada for "ON THE GO". The registered trademark is significant to us because it will provide us with name and market recognition for our products and distinguish our products from our competitors' products.

We have registered the business names of Compuquest, Helios Oceana and Infinity Technologies. The registration provides us solely with another registered name to do business under.

We acquired one registered trademark in Canada for "Compuquest". The registered trademark is significant to us because it will provide us with name and market recognition and distinguish us from our competitors.

We regard our trademarks, copyrights, domain names, trade dress, trade secrets, and similar intellectual property as important to our success, and we rely on trademark, and copyright law, trade-secret protection, and confidentiality and/or license agreements with our employees, customers, partners, and others to protect our proprietary rights. We have licensed in the past, and expect that we may license in the future, certain of proprietary rights, technologies or copyrighted materials, from third parties and we rely on those third parties to defend their proprietary rights, copyrights and technologies.


EMPLOYEES

As of January 12, 2007 we had 60 full-time employees. Management believes our relations with our employees are good. None of the employees are covered by any collective bargaining agreement.


MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

INTRODUCTION

The following discussion and analysis of financial condition and results of operations is based upon, and should be read in conjunction with our audited consolidated financial statements and related notes thereto included elsewhere in this report that have been prepared in accordance with accounting principles generally accepted in the United States.


CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the Consolidated Financial Statements and accompanying notes. Estimates are used for, but not limited to, the accounting for the allowance for doubtful accounts, inventories, and impairment of long-term assets, income taxes and loss contingencies. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policies, among others, may be impacted significantly by judgment, assumptions and estimates used in the preparation of the Consolidated Financial Statements:

We recognize revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," or SAB 101 as modified by SAB 104. Under SAB 101, revenue is recognized at the point of passage to the customer of title and risk of loss, there is persuasive evidence of an arrangement, the sales price is determinable, and collection of the resulting receivable is reasonably assured. We generally recognize revenue at the time of delivery of goods. Sales are reflected net of discounts and returns.

The allowance for doubtful accounts is maintained to provide for losses arising from customers' inability to make required payments. If there is a deterioration of our customers' credit worthiness and/or there is an increase in the length of time that the receivables are past due greater than the historical assumptions used, additional allowances may be required.

Inventories are stated at the lower of cost (determined on an average cost basis) or market. Based on our assumptions about future demand and market conditions, inventories are written-down to market value. If our assumptions about future demand change and/or actual market conditions are less favorable than those projected, additional write-downs of inventories may be required.

Amounts billed to customers for shipping and handling are recorded as sales revenues. Costs incurred for shipping and handling are included in cost of sales.

We offer discounts and point-of-sale rebates to our customers on some of our products. The costs of these discounts and point-of-sale rebates are recognized at the date at which the related sales revenue is recognized and are recorded as a reduction of sales revenue.

We assess the recoverability of long-lived assets whenever events or changes in business circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss is recognized when the sum of the expected undiscounted future net cash flows over the remaining useful life is less than the carrying amount of the assets.

We account for stock-based non-employee and employee compensation plans under the recognition and measurement principles of Financial Accounting Standards 123R.

RESULTS OF OPERATIONS FOR THE YEARS ENDED JULY 31, 2006 AND 2005.

Comparison of results of operations between the years ended July 31, 2006 and 2005 may not provide the best analysis of our operational results since we acquired Infinity Technologies in July 2005, Island Corporation in January 2006 and Solutions In Computing in January 2006 which constituted a significant part of our overall results of operations during the year ended July 31, 2006 which were not present in the results of operations in the previous year. Additionally, we have focused on our business model as a value-added distributor of computer and computer related products only since 2005. As a result, our prior earnings and year over year comparisons may not provide value for our future performance.

Revenues

Revenues from sales for the year ended July 31, 2006 were $30,011,797 and $5,570,778 for the year ended July 31, 2005. The primary reason for the increase in revenues is the acquisition of Infinity Technologies in July 2005, Island Corporation in January 2006 and Solutions In Computing in January 2006. Additionally, the ability to cross sell amongst the different divisions of our Company have created new opportunities for our sales force.

Cost of Sales

Our cost of sales was $25,281,289 for the year ended July 31, 2006 compared to $4,560,594 for the year ended July 31, 2005. The increase in cost of sales is primarily due to the increase in revenues mainly attributed to the acquisition of Infinity Technologies in July 2005, Island Corporation in January 2006, and Solutions In Computing in January 2006. Overall, our percentage of cost of sales to revenues for the year ended July 31, 2006 was 15.8% which was consistent with the percentage of cost of sales to revenues for the year ended July 31, 2005 of 18.1%.

Selling, General and Administrative Expenses

Selling, General and Administrative Expenses increased to $9,185,147 for the year ended July 31, 2006 from $2,526,254 for the year ended July 31, 2005. The increase in selling, general and administrative expenses can be mainly attributed to addition of new personnel and the acquisition of Infinity Technologies in July 2005, Island Corporation in January 2006, and Solutions In Computing in January 2006.

Interest and Financing Expense

Interest and financing expense increased to $1,233,291 for the year ended July 31, 2006 from $162,055 for the year ended July 31, 2005. The increase was primarily the result of new convertible debentures which had deemed beneficial conversion features resulting not only in normal interest expense but also expense related to the deemed beneficial conversion feature. We believe such interest and financing expense will decrease significantly in the next twelve months since much of the deemed beneficial conversion feature related to the convertible debentures have been expensed during fiscal year ended July 31, 2006.

Loss on Extinguishment of Debt

Loss on extinguishment of debt totaling $633,479 for the year ended
July 31, 2006 related to two convertible debentures which we had restructured resulting in this loss. We believe this loss on extinguishment of debt should not occur again nor do we anticipate such recurrence in future years.

Net loss

We had an increase in our net loss to $6,342,635 for the year ended
July 31, 2006 from $1,033,028 for the year ended July 31, 2005. The increase in net loss was due to the factors discussed above.

Liquidity and Capital Resources

As of July 31, 2006, we had current assets of $7,026,177 and current liabilities of $5,116,644, resulting in a working capital surplus of $1,909,533; and as of that date we had cash of $481,799. As of July 31, 2005, we had current assets of $7,214,576 and current liabilities of $5,085,411, resulting in a working capital surplus of $2,129,165; and as of that date we had cash of $1,704,663.

For the year ended July 31, 2006, cash required from operations was $2,798,558 as compared to $1,378,952 for the year ended July 31, 2005. The increase in the cash requirement is due to the increase in accounts receivable due to the growth in sales related to the operations.

For the year ended July 31, 2006, cash used in investing activities was $1,449,855 as compared to $1,083,621 for the year ended July 31, 2005. The increase in cash used in investing activities was primarily related to the acquisition of Island Corporation and Solutions In Computing.

For the year ended July 31, 2006, cash provided by financing activities was $3,394,194 as compared to cash provided by financing activities of $3,995,927 for the year ended July 31, 2005.

We believe our current cash position, cash flow from operations and existing equity line of credit will be sufficient to provide for our capital requirements in the next twelve months. We intend to grow our operations through organic growth and acquisitions of suitable businesses. We plan on financing acquisitions of suitable businesses through a combination of cash, equity and debt.

Whereas we have been successful in the past in raising capital, these sources of financing may not continue to be available to us and/or that demand for our equity or debt instruments will be sufficient to meet our capital needs or that financing will be available on terms favorable to us.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities may result in dilution to existing stockholders. If additional funds are raised through issuance of debt securities, these securities may have rights, preferences and privileges senior to holders of common stock and the terms of such debt could impose restrictions on our operations. Regardless of whether our cash assets prove to be inadequate to meet our operational needs, we may seek to compensate providers of services by issuance of our stock in lieu of cash, which may also result in dilution to existing stockholders.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED OCTOBER 31, 2006 AND 2005.

Revenues

Revenues from sales for the three months ended October 31, 2006 were $7,386,217 compared to $6,196,511 for the three months ended October 31, 2005. The primary reason for the increase is the acquisition of Island Corporation in January 2006 and Solutions In Computing in January 2006. Additionally, the ability to cross sell amongst the different divisions of our Company have created new opportunities for our sales force.

Cost of Sales

Our cost of sales was $6,525,694 for the three months ended October 31, 2006 compared to $5,030,449 for the three months ended October 31, 2005. The increase in cost of sales is primarily due to the increase in revenues mainly attributed to the acquisition of Island Corporation in January 2006, and Solutions in Computing in January 2006.

Gross Profit

Our gross profit for the three months ended October 31, 2006 totaled $860,523 compared to $1,166,062 for the three months ended October 31, 2005. Overall, our percentage of cost of sales to revenues for the three months ended
October 31, 2006 was 11.7% of cost of sales to revenues. For the three months ended October 31, 2005 our cost of revenue was 18.8%. Decrease in our gross profit percentage primarily related two sales purchase orders during the quarter ended October 31, 2006 valued at more that $1,700,000 with a lower gross profit margin of 6%. We do not consider these two sales purchase orders as a traditional purchase order with regards to the low gross profit margin and do not anticipate future similar sales purchase orders with such low gross profit margins unless we believe the sale represents a strategic opportunity.

Selling, General and Administrative Expenses

Selling, General and Administrative Expenses decreased to $1,508,263 for the three months ended October 31, 2006 from $1,558,630 for the three months ended October 31, 2005. The decrease in selling, general and administrative expenses can be mainly attributed to staff reduction required to give us a competitive edge. We will continue to evaluate our staffing needs and other administrative expenses in order to determine the necessity of such expenditures in terms of our operational requirements.

Interest and Financing Expense

Interest and financing expense increased to $424,350 for the three months ended October 31, 2006 from $165,586 for the three months ended
October 31, 2005. The increase was primarily the result of new convertible debentures which had deemed beneficial conversion features resulting not only in normal interest expense but also expense related to the deemed beneficial conversion feature. We believe such interest and financing expense will continue at similar levels for the next twelve months related to the deemed beneficial conversion feature related to the convertible debentures.

Net loss

We had an increase in our net loss to $1,029,603 for the three months ended October 31, 2006 from $596,074 for the three months ended October 31, 2005. The increase in net loss was due to the factors discussed above.

Liquidity and Capital Resources

As of October 31, 2006, we had current assets of $8,534,074 and current liabilities of $6,709,438, resulting in a working capital surplus of $1,824,636. As of that date we had cash of $988,153.

For the three months ended October 31, 2006, cash used in operations was $100,105 as compared to cash used $(1,113,435) for the three months ended October 31, 2005. The increase in the cash provided is due to an increase in collections of accounts receivable during the three months ended
October 31, 2006.

For the three months ended October 31, 2006, cash used in investing activities was $31,971 as compared to $183,636 for the three months ended
October 31, 2005. The increase cash used in investing activities is due to purchasing equipment.

For the three months ended October 31, 2006, cash provided by financing activities was $596,606 as compared to cash provided by financing activities of $46,000 for the three months ended October 31, 2005. The primary source of financing for the three months ended October 31, 2006 has been common shares issued as part of an Investment Agreement for an equity line of credit and our $5.0 million revolving line of credit.

Whereas we have been successful in the past in raising capital, these sources of financing may not continue to be available to us. Additionally, financing may not be available on terms favorable to us.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities may result in dilution to existing stockholders. If additional funds are raised through issuance of debt securities, these securities may have rights, preferences and privileges senior to holders of common stock and the terms of such debt could impose restrictions on our operations. Regardless of whether our cash assets prove to be inadequate to meet our operational needs, we may seek to compensate providers of services by issuance of our stock in lieu of cash, which may also result in dilution to existing stockholders.

FINANCING ACTIVITES

On November 30, 2005, we issued to Dutchess Private Equities Fund, LP a promissory note in the amount of $800,000 for a purchase price of $640,000. The note was paid in full on December 3, 2006. Other than the $160,000 discount inherent in the purchase price, the note was non-interest bearing.

In connection with the note, we paid Dutchess a facility fee of $40,000 and issued to Dutchess 180,000 shares of common stock as incentive shares with a fair value of $153,000.

On January 6, 2006, we issued to Dutchess a promissory note in the amount of $1,250,000 for a purchase price of $1,000,000. The note is due and payable in full on June 30, 2007. The note is scheduled to be fully paid by June 2007. Effective October 31, 2006, the outstanding balance on this note was $555,555.52. Other than the $250,000 discount inherent in the purchase price, the note is non-interest bearing. We intend to repay the note using 50% of the proceeds of each put notice issued to Dutchess pursuant to our Equity Line of Credit with Dutchess or $69,445 per month.

In connection with the note, we paid Dutchess a facility fee of $65,000 and issued 280,000 shares of common stock as incentive shares with a fair value of $224,000.

On July 14, 2005, we executed a convertible debt facility with Laurus Master Fund, Ltd. granting access to borrow up to $5,500,000. This financing consisted of a $500,000 secured term loan, the "Term Note," and a $5,000,000 secured revolving note, the "Revolving Note." The Revolving Note was effectuated through a $2,500,000 convertible minimum borrowing note and provided for advances of up to 90% of eligible accounts receivable. To the extent we repaid the amount outstanding under the Revolving Note and/or Laurus converted amounts due under the Revolving Note into common stock, we could reborrow or make additional borrowings, provided that the aggregate amount outstanding did not exceed the eligible accounts receivable.

Both the $500,000 Term Note and the $2,500,000 Convertible Minimum Borrowing Note, together the "Notes," provided for conversion, at the option of Laurus, of the amounts outstanding into our common stock at a fixed conversion price of $1.02 per share, the "Fixed Conversion Price." In the event that we issued common stock or derivatives convertible into our common stock for a price less than $1.02 per share, then the price at which Laurus could convert its shares was reset to that lower price. The conversion prices under the Notes are subject to equitable adjustment for stock splits, stock dividends and similar events. Laurus was obligated to convert scheduled principal and interest payments under the Term Note when (i) a registration statement became effective with respect to the shares of common stock underlying the indebtedness, (ii) the 5 day average market price of our common stock was 115% of the Fixed Conversion Price, and (iii) certain trading volume criteria had been met.

As part of the transaction, we also issued Laurus a seven-year warrant to purchase 1,420,000 shares of our common stock at a price of $1.11 per share.

The Notes bear annual interest at the prime rate plus 2% subject to a floor of 8%, and mature in three years. The interest rate on the Notes will be decreased by 2.0% for every 25% increase in the market value of our common stock above the Fixed Conversion Price up to a minimum of 0.0%. Monthly interest payments on the Notes began August 1, 2005. Monthly amortizing payments of principal on the Term Note, equal to $15,625, are payable on the first day of each month commencing December 1, 2005. The final principal amortization payment on the Term Note is due December 1, 2005. Under the Term Note, if monthly payments of interest and principal are made in cash rather than converted to shares of common stock, we will pay Laurus 100% of the then monthly amount due. Prepayments under the Term Note are subject to a premium in the amount of 30% of the principal being repaid. The Revolving Note terminates, and borrowings thereunder become due July 14, 2008.

The Notes also required us to have an effective registration statement covering the common stock underlying the conversion feature of the Notes and the Warrants issued in connection with the Notes.

In November 2005, Laurus advanced us an additional $200,000.  As of
July 31, 2006, we had $188,250 outstanding of the total of $500,000 borrowed under the Term Note and $4,266,848 under the Revolving Note.

On January 13, 2006, we agreed to revise the financing facility with Laurus. The revised facility consists of (i) a $500,000 Secured Convertible Note (ii) a Secured Convertible Minimum Borrowing Note, and (iii) a Secured Revolving Note (collectively, the "Amended and Restated Notes"). The Amended and Restated Notes are secured by a security interest in substantially all of our assets.

Pursuant to the Agreement, we agreed with Laurus to amend the conversion price of the debt from $1.02 to $0.50, subject to adjustment. In addition, we agreed with Laurus to amend the exercise price of the warrants to $0.65, subject to adjustment. The secured term loan is scheduled to be fully paid by June 2008. As of October 31, 2006, the outstanding balance of the term loan was $188,250. We intend to use the revolving note as our primary source of financing. As of October 31, 2006, the balance of the revolving note was $4,993,946.

At October 31, 2006, $6,054 remains available for borrowing under the Revolving Note with Laurus.

During the year ended July 31, 2005, we issued 538,488 common shares for a total consideration of $897,328 under the terms of our Equity Line of Credit agreement with Dutchess.

Also during the year ended July 31, 2005, 96,000 warrants were exercised and we issued 96,000 shares of common stock. We received total consideration of $96,000.


                             DESCRIPTION OF PROPERTY

We are headquartered in Concord, Ontario, Canada where we lease a 12,500 square foot facility in support of our marketing, manufacturing and distribution requirements. We have a month-to-month lease and pay $6,932 per month in rent. We believe this facility is adequate for our needs for the next 2 years. We manufacture and ship our products directly from our head office.



               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During September and October 2006, the Company received loans from its President and Chief Executive Officer of approximately $270,000.The above related party transaction is not necessarily indicative of the amounts that would have been incurred had a comparable transaction been entered into with an independent party. The terms of this transaction were more favorable than would have been attained if the transactions were negotiated at arm's length.

Included in accounts payable is $255,000 due to The Cellular Connection
Ltd., a company owned and controlled by our Chief Executive Officer, Mr. Turk. This amount arose when we assumed a debt from Vital Products, Inc. We received a note from Vital Products, Inc. in consideration for assuming the debt at an annual interest rate of 20% per annum. The above related party transaction is not necessarily indicative of the amounts that would have been incurred had a comparable transaction been entered into with an independent party. The terms of this transaction were more favorable than would have been attained if the transactions were negotiated at arm's length.

During 2006, we paid $90,000 to The Cellular Connection Ltd., a company owned and controlled by Mr. Turk for equipment rental. The above related party rent transaction is not necessarily indicative of the amounts that would have been incurred had a comparable transaction been entered into with an independent party. The terms of this transaction were more favorable than would have been attained if the transactions were negotiated at arm's length.

             MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has traded over the counter and has been quoted on the OTC Bulletin Board since February 5, 2003. The stock currently trades under the symbol "ONGO.OB." Bid and ask quotations for our common shares are routinely submitted by registered broker dealers who are members of the National Association of Securities Dealers on the NASD Over-the-Counter Electronic Bulletin Board. These quotations reflect inner-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The high and low bid information for our shares for each quarter for the last two years, so far as information is reported, through the quarter ended October 31, 2006, as reported by the Bloomberg Financial Network, are as follows:

Year Ended                  High            Low
-----------                 ------          -----

2005
January 31                 $154.50            $40.00
April 30                   $110.00            $52.50
July 31                     $60.00            $36.00
October 31                  $75.00            $41.00

2006
January 31                  $57.00            $17.50
April 30                    $24.50            $10.00
July 31                     $11.50             $5.00
October 31                   $5.00             $1.35


Restated for a 30:1 reverse split on October 4, 2004 and a 50:1 reverse split on August 10, 2006.

Number of Stockholders

We have approximately 1,800 record holders of our common stock as of October 31, 2006.

Dividend Policy

We do not pay dividends on our common stock and we do not anticipate paying dividends on our common stock in the foreseeable future. We intend to retain our future earnings, if any, to finance the growth of our business.

EXECUTIVE COMPENSATION

Set forth in the following table is certain information relating to the compensation we paid during the last three fiscal years to Stuart Turk, our Chief Executive Officer, and Evan Schwartzberg, our Chief Financial and Accounting Officer. No other executive officer or employee earned over $100,000 in the last fiscal year.

                           Summary Compensation Table

                                                     Annual
                                Year       Salary    Compensation  All Other
                                                     Bonus         Compensation
-------------------------------------------------------------------------------
Stuart Turk,
President, Chairman,
CEO and Director                     2002(1)   $    -0-    $  -0-    $     409
                                     2003(2)   $    -0-    $  -0-    $  46,150
                                     2004(3)   $ 60,000    $  -0-    $  84,037
                                     2005      $167,000    $  -0-    $     -0-
                                     2006      $300,000    $  -0-    $     -0-

Evan Schwartzberg
Chief Financial Officer and
Accounting Officer                   2004(4)   $    -0-    $  -0-    $  18,750
                                     2005      $    -0-    $  -0-    $     -0-
                                     2006(5)   $ 71,000    $  -0-    $     -0-
-------------------------------------------------------------------------------
(1) We issued Mr. Turk 75,000 shares as director's compensation in 2002.
    The shares were valued at $409.

(2) We issued Mr. Turk 1,230,000 common shares for services as Chairman and Chief Executive Officer in 2003. The shares were valued at $39,625. Additionally, we issued Mr. Turk 75,000 shares as director's compensation in 2003. The shares were valued at $6,525. Mr. Turk agreed to forego management salaries payable in the amount of $12,842. This amount was treated as a capital contribution as of January 31, 2003.

(3) On October 31, 2003, we issued Mr. Turk an option to acquire 16,667 common shares at an exercise price of $1.50 per share with an expiry of July 15, 2008. The option was issued in consideration of services rendered to us. The value of the option has been estimated to be $65,287. Additionally, we issued Mr. Turk 150,000 shares as director's compensation in 2004. The shares were valued at $18,750.

(4) We issued Mr. Schwartzberg 150,000 shares as compensation in 2004. The shares were valued at $18,750.

(5) Mr. Schwartzberg's remuneration started January 31, 2006.


DIRECTOR COMPENSATION

We do not currently have any formal arrangements to compensate directors. Each of our directors was granted 150,000 shares of restricted common stock on July 30, 2004 as compensation for services rendered. We compensate our directors in shares of our common stock to preserve capital to grow our company. We did not compensated our directors for their services for the fiscal years ended July 31, 2005 and July 31, 2006.

EMPLOYMENT AGREEMENTS

We do not currently have any employment agreements with our executive officers.

ADDITIONAL INFORMATION

We file with the SEC periodic reports on Forms 10-KSB, 10-QSB, and 8-K.
We intend to send annual reports containing audited financial statements to our stockholders. Additionally, we filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in the offering, of which this prospectus is a part. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement.

Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, NE,
Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

                                ON THE GO HEALTHCARE, INC.

                                        INDEX

                                 July 31, 2006 and 2005


                                                                          Page


      REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.............. F1


      CONSOLIDATED FINANCIAL STATEMENTS

      Consolidated Balance Sheets.......................................... F2

      Consolidated Statements of Operations................................ F3

      Consolidated Statement of Changes in Stockholders' Equity............ F4

      Consolidated Statements of Cash Flows................................ F5

      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS..................... F6 - F18

      Consolidated Financial Statements Three Months Ended
        October 31, 2006 and 2005 (Unaudited) INDEX........................F19



                                                                            F1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of On the Go Healthcare, Inc.

We have audited the accompanying consolidated balance sheets of On the Go Healthcare, Inc. as of July 31, 2006 and 2005 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended July 31, 2006. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of On the Go Healthcare, Inc. as of July 31, 2006 and 2005, and the results of its operations and its cash flows for each of the years in the two-year period ended July 31, 2006 in conformity with accounting principles generally accepted in the United States of America.




/s/DANZIGER & HOCHMAN
------------------------
DANZIGER & HOCHMAN
Chartered Accountants


Toronto, Ontario
October 3, 2006


                                                                            F2

ON THE GO HEALTHCARE, INC
(dba ON THE GO TECHNOLOGIES GROUP)
CONSOLIDATED BALANCE SHEETS
FOR THE YEARS ENDED JULY 31, 2006 AND 2005

                                                July 31, 2006    July 31, 2005
                                               --------------    -------------
 ASSETS

Current assets
        Cash                                   $    481,799       $  1,704,663
        Accounts receivable                       4,906,301          3,764,747
        Inventory                                   213,848            508,025
        Income tax receivable                        82,743             29,703
        Prepaid expenses                            135,486            141,916
        Due from Vital Products, Inc.             1,206,000          1,065,522
                                               --------------    -------------
                Total current assets              7,026,177          7,214,576

Deferred tax asset                                        -            427,945
Investment in Vital Products, Inc.                  250,000            250,000
Property and equipment, net of accumulated
  depreciation                                      646,212            405,896
Goodwill                                          4,423,383          2,326,807
                                               --------------    -------------
Total assets                                   $ 12,345,772       $ 10,625,224
                                               ==============    =============

 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
        Accounts payable and accrued expenses  $  4,154,827       $ 4,088,075
        Note payable                                194,019           409,836
        Current portion of long-term debts          767,798           587,500
                                               --------------    -------------
                Total current liabilities         5,116,644         5,085,411

Long-term debts                                   2,973,084           374,369
                                               --------------    -------------
Total liabilities                                 8,089,728         5,459,780
                                               --------------    -------------

Stockholders' equity
        Preferred stock; $0.01 par value;
          1,000,000 shares authorized,
          284,134 and 279,134 issued and
          outstanding, respectively                   2,841             2,791
        Common stock; $0.0001 par value;
          100,000,000 shares authorized,
          23,164,949 and 3,594,403 issued
          and outstanding, respectively               2,316               359
        Additional paid-in capital               14,211,682         8,411,809
        Accumulated other comprehensive income     (345,831)           22,814
        Accumulated deficit                      (9,614,964)       (3,272,329)
                                               --------------    -------------
                Total stockholders' equity        4,256,044         5,165,444
                                               --------------    -------------
Total liabilities and stockholders' equity     $ 12,345,772      $ 10,625,224
                                               ==============    =============

See Accompanying Notes to Consolidated Financial Statements

                                                                            F3

ON THE GO HEALTHCARE, INC
(dba ON THE GO TECHNOLOGIES GROUP)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED JULY 31, 2006 AND 2005



                                                  For the          For the
                                                 year ended       year ended
                                                July 31, 2006    July 31, 2005
                                               --------------    -------------

Sales                                            $ 30,011,797      $ 5,570,778
Cost of revenues                                   25,281,289        4,560,594
                                               --------------    -------------
        Gross profit                                4,730,508        1,010,184

Operating expenses
        Depreciation and amortization                 208,063          116,759
        Selling, general and administrative         9,185,147        2,526,254
                                               --------------    -------------
                Total operating expenses            9,393,210        2,643,013
                                               --------------    -------------
        Loss from operations                       (4,662,702)      (1,632,829)
                                               --------------    -------------

Other income (expense)
        Interest and financing expense             (1,233,291)        (162,055)
        Interest income                               186,837                -
        Loss on extinguishment of debt               (633,479)               -
                                               --------------    -------------
                Total other income (expense)       (1,679,933)        (162,055)
                                               --------------    -------------

Loss before provision for income taxes             (6,342,635)      (1,794,884)

Provision for income taxes                                 --         (459,783)
                                               --------------    -------------
Net loss from continuing operations                (6,342,635)      (1,335,101)
Net income from discontinued operations,
  net of taxes                                             --          302,073
                                               --------------    -------------
Net loss                                         $ (6,342,635)    $ (1,033,028)
                                               ==============    =============
Earnings per share computation:
        Net loss from continuing operations           $ (0.65)         $ (0.76)
                                               ==============    =============
        Net income from discontinued operations  $          -           $ 0.17
                                               ==============    =============
        Net loss                                 $      (0.65)         $ (0.59)
                                               ==============    =============
Weighted average common shares outstanding -
        basic and diluted                           9,823,017        1,752,327
                                               ==============    =============


See Accompanying Notes to Consolidated Financial Statements

                                                                            F4

ON THE GO HEALTHCARE, INC.
(dba ON THE GO TECHNOLOGIES GROUP)
COSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED JULY 31, 2006 AND 2005



                                                                                           Accumulated
                                                                             Additional       Other                      Total
                            Preferred Stock               Common Stock         Paid-in    Comprehensive  Accumulated  Stockholders'
                          Shares        Amount        Shares        Amount     Capital     Income(Loss)      Deficit     Equity
                       ---------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
Balance, July 31, 2004   279,134   $      2,791   27,612,428   $     2,761   $ 2,850,210   $   (32,264)  $(2,239,301)  $   584,197

Reverse stock split            -             -   (29,130,158)       (2,913)        2,913             -             -             -

Issuance of stock
  for cash                     -             -     2,976,633           287       897,041             -             -       897,328

Issuance of stock
  for services                 -             -       689,500            79       645,531             -             -       645,610

Warrants converted into
  common stock                 -             -        96,000            10        95,990             -             -        96,000

Issuance of stock for
  purchase of Infinity
  Technologies, Inc.           -             -     1,350,000           135     1,349,865             -             -     1,350,000

Warrants issued for
  services                     -             -             -             -       346,268             -             -       346,268

Issuance of stock for
  financing costs              -             -             -             -        53,840             -             -        53,840

Beneficial conversion
  feature associated
  with convertible debt        -             -             -             -     2,170,151             -             -     2,170,151

Foreign currency
  translation                  -             -             -             -             -        55,078             -        55,078

Net loss                       -             -             -             -             -             -    (1,033,028)   (1,033,028)
                       ---------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
Balance, July 31, 2005   279,134         2,791     3,594,403           359     8,411,809        22,814    (3,272,329)    5,165,444

Issuance of stock
  for cash                 5,000            50     3,020,573           302     1,052,911             -             -     1,053,263

Issuance of stock
  for services                 -             -     7,853,500           785     2,118,890             -             -     2,119,675

Issuance of stock for
  purchase of Island
  Corporation                  -             -     1,160,000           116       774,984             -             -       775,100

Issuance of stock for
  purchase of Solutions
  in Computing                 -             -       800,000            80       319,920             -             -       320,000

Issuance of stock for
  payment on convertible
  debts                        -             -     6,276,473           628     1,156,214             -             -     1,156,842

Issuance of stock for
  financing costs              -             -       460,000            46       376,954             -             -       377,000

Foreign currency
  translation                  -             -             -             -             -      (368,645)            -      (368,645)

Net loss                       -             -             -             -             -             -    (6,342,635)   (6,342,635)
                       ---------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
Balance, July 31, 2006   284,134   $     2,841    23,164,949   $     2,316   $14,211,682   $  (345,831)  $(9,614,964)  $ 4,256,044
                       =========   ===========   ===========   ===========   ===========   ===========   ===========   ===========


See Accompanying Notes to Consolidated Financial Statements

                                                                            F5

ON THE GO HEALTHCARE, INC.
(dba ON THE GO TECHNOLOGIES GROUP)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JULY 31, 2006 AND 2005




                                                  For the          For the
                                                 year ended       year ended
                                                July 31, 2006    July 31, 2005
                                               --------------    -------------

Cash flows from operating activities:
  Net loss                                      $  (6,342,635)   $  (1,033,028)
  Adjustments to reconcile net loss to net
  cash provided by operating activities:
    Stock-based compensation                        2,119,675          991,878
    Financing cost related to convertible debt      1,122,628           53,840
    Depreciation and amortization                     208,063          116,759
    Interest earned on Due from Vital Products       (140,478)               -
    Write-off of deferred tax asset                   427,945                -
    Loss on extinguishment of debt                    633,479                -
    Gain on sale of Childcare Division                      -         (615,341)
  Changes in operating assets and liabilities:
    Change in accounts receivable                  (1,141,554)        (502,681)
    Change in inventory                               294,177           35,305
    Change in prepaid expenses                          6,430         (119,508)
    Change in income tax receivable                   (53,040)               -
    Change in deferred income taxes                         -         (427,945)
    Change in accounts payable and
      accrued expenses                                (66,752)         121,769
                                               --------------    -------------
        Net cash provided by (used in)
          operating activities                     (2,798,558)      (1,378,952)
                                               --------------    -------------
Cash flows from investing activities:
  Purchase of Helios/Oceana Ltd.                            -         (350,856)
  Purchase of Infinity Technology, Inc.                     -         (395,549)
  Purchase of Island Corporation and
    Solutions in Computing Inc.                    (1,001,476)               -
  Loan to Vital Products, Inc.                              -          (60,524)
  Purchase of property and equipment                 (448,379)        (276,692)
                                               --------------    -------------
        Net cash provided by (used in)
          investing activities                     (1,449,855)      (1,083,621)
                                               --------------    -------------
Cash flows from financing activities:
  Payments on loan payable                                  -          (45,902)
  Payments on notes payable                          (215,817)               -
  Payments on related party notes payable                   -          (83,519)
  Payments on convertible debts                    (4,777,252)               -
  Proceeds from convertible debts                   7,334,000        3,132,020
  Proceeds from stock issuances                     1,053,263          897,328
  Proceeds from warrants issued                             -           96,000
                                               --------------    -------------
                                                    3,394,194        3,995,927
                                               --------------    -------------
Effect of foreign currency exchange                  (368,645)         (13,034)
                                               --------------    -------------
Net change in cash                                 (1,222,864)       1,520,320
Cash, beginning of period                           1,704,663          184,343
                                               --------------    -------------
Cash, end of period                             $     481,799      $ 1,704,663
                                               ==============    =============

See Accompanying Notes to Consolidated Financial Statements

                                                                            F6

ON THE GO HEALTHCARE, INC.
(dba ON THE GO TECHNOLOGIES GROUP)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2006 AND 2005



1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT ACCOUNTING
   POLICIES

Description of history and business - On The Go Healthcare, Inc.
(the "Company"), doing business as On The Go Technologies Group, was incorporated on July 21, 2000 in the State of Delaware.

On May 18, 2004, the Company signed an agreement to acquire substantially all of the assets and assume the liabilities of Vital Baby Innovations, Inc. The acquisition was completed in June 2004.

On February 28, 2005, the Company acquired 1637033 Ontario Limited and its wholly-owned subsidiary, Helios/Oceana Ltd., an Ontario-based company, that provides IT professional services. The Company paid for this acquisition by acting on a security agreement on a note receivable.

In July 2005, the Company sold all of the significant assets in its childcare division to Vital Products, Inc.

On July 19, 2005, the Company acquired Infinity Technologies Inc., a computer hardware provider.

In October 2005, the Company entered into a Letter of Intent to purchase Island Corporation, a company involved in computer hardware distribution focusing in the medical field. The acquisition was completed in January 2006.

In January 2006, the Company completed the purchase of Solutions In Computing, a supplier of computer hardware and software focusing in the entertainment field.

In May 2006, the Company amalgamated all of its subsidiaries into On the Go Technologies, Inc. Accordingly, as of July 31, 2006, the Company conducted its operations directly and through its wholly-owned subsidiary On The Go Technologies, Inc.

The Company is in the business as a value added distributor of computer and computer related products. The Company operates in Canada and its headquarters are located in Ontario, Canada.

Liquidity and capital resources - As of July 31, 2006, the Company had total current assets of $7,026,177 and total current liabilities of $5,116,644 resulting in a working capital surplus of $1,909,533. As of July 31, 2006, the Company had cash totaling $481,799. The Company's cash flow from operating activities for the year ended July 31, 2006 resulted in a deficit of $2,798,558. The Company's cash flow from investing activities resulted in a deficit of $1,449,855. The Company's cash flows from financing activities resulted in a surplus of $3,394,194. Overall, the Company's cash flows for the year ended July 31, 2006, decreased by $1,222,864. During the year ended July 31, 2006, the Company was able to raise $8,387,263 through a combination of debt and equity. Capital raised through debt issuances during fiscal year 2006 was primarily through a convertible debt facility which allows loans up to $5,500,000 on revolving basis as described in
Note 6. During the same year, the Company acquired businesses with purchase prices totaling $2,556,000. The Company believes the cash flow from current operating activities and operating activities of the newly acquired businesses for the next twelve months, and capital raised, as needed, through existing debt financing will be sufficient to provide necessary capital for the Company's operations for the next twelve months.

                                                                            F7

Use of estimates - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period.
Actual results could differ from those estimates.

Year end - The Company's year end is July 31.

Principles of consolidation - The accompanying consolidated financial statements include the accounts of On The Go Healthcare, Inc. and its wholly-owned subsidiaries, The International Mount Company, 1637033 Ontario Limited, Helios/Oceana Ltd., Infinity Technologies Inc., and Island Corporation. The accompanying consolidated financial statements have been prepared in accordance accounting principles generally accepted in the United States. All material inter-company accounts and transactions have been eliminated in consolidation. During May 2006, the Company amalgamated all its subsidiaries listed above into On the Go Technologies, Inc. Accordingly, the Company conducts its operations directly and through its wholly-owned subsidiary On The Go Technologies, Inc. as of July 31, 2006.

Reclassifications - Certain prior year amounts were reclassified to conform to current year presentation.

Foreign currency translation - The Company considers the functional currency to be the local currency and, accordingly, their financial information is translated into U.S. dollars using exchange rates in effect at year-end for assets and liabilities and average exchange rates during each reporting period for the results of operations. Adjustments resulting from translation of foreign subsidiaries' financial statements are included as a component of other comprehensive income (loss) within stockholders' equity.

Segment reporting - The Company monitors its operations on a divisional basis and has only one reportable operating segment, being a value-added distributor of computer hardware and software.

Revenue and expense recognition - The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101") as modified by Securities and Exchange Commission Staff Accounting Bulletin No. 104.
Under SAB 101, revenue is recognized at the point of passage to the customer of title and risk of loss, there is persuasive evidence of an arrangement, the sales price is determinable, and collection of the resulting receivable is reasonably assured. The Company generally recognizes revenue at the time of delivery of goods. Sales are reflected net of discounts and returns.

Cash - Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased. Cash and cash equivalents are on deposit with financial institutions without any restrictions.

Allowance for doubtful accounts - The allowance for doubtful accounts is an estimate made by management, based upon current information, to reserve for potential credit losses in the future. While these losses have been within management's expectations in the past, it is reasonably possible that the allowance for doubtful accounts will need to be revised in the future to reflect changing information and conditions.

                                                                            F8

Inventory - Inventory is comprised of finished goods held for sale and is stated at lower of cost or market value. Cost is determined by the average cost method. The Company estimates the realizable value of inventory based on assumptions about forecasted demand, market conditions and obsolescence. If the estimated realizable value is less than cost, the inventory value is reduced to its estimated realizable value. If estimates regarding demand and market conditions are inaccurate or unexpected changes in technology affect demand, the Company could be exposed to losses in excess of amounts recorded.


Fair value of financial instruments - The Company's estimate of the fair value of cash, accounts receivable, notes receivable, notes payable, loans payable, accounts payable and accrued liabilities and long-term debt approximates the carrying value.

Property and equipment - Property and equipment are recorded at cost less accumulated depreciation. Depreciation is provided annually on a declining basis and straight line basis over the estimated useful life of the asset, except for current year additions on which one-half of the rates are applicable:

        Manufacturing equipment    30% declining balance
        Leaseholds                 5 years straight line
        Office furniture           20% declining balance
        Computer hardware          30% declining balance
        Computer software          30% declining balance

The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Goodwill and intangible asset - In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under
SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually (or more frequently if impairment indicators arise) for impairment.

According to this statement, goodwill and intangible assets with indefinite lives are no longer subject to amortization, but rather an annual assessment of impairment by applying a fair-value based test. Fair value for goodwill is based on discounted cash flows, market multiples and/or appraised values as appropriate. Under SFAS No. 142, the carrying value of assets are calculated at the lowest level for which there are identifiable cash flows.

The Company has goodwill approximating $4,423,000 and $2,327,000 as of July 31, 2006 and 2005, respectively, which in the opinion of management, no impairment is deemed necessary.

SFAS 142 requires the Company to compare the fair value of the reporting unit to its carrying amount on an annual basis to determine if there is potential impairment. If the fair value of the reporting unit is less than its carrying value, an impairment loss is recorded to the extent that the fair value of the goodwill within the reporting unit is less than its carrying value.

                                                                            F9

Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. As July 31, 2006, the Company has available for income tax purposes a net operating loss carry forward of approximately $6,863,000, expiring in the year 2015, that may be used to offset future taxable income. As of July 31, 2006, the Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the limited earning history of the Company, it is more likely than not that the benefits will not be realized.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of July 31, 2006 and 2005 are as follows:

                                               2006              2005
                                        -----------       -----------
Non-capital losses carry forward        $ 6,862,673       $ 4,349,469

Enacted tax rate - 36%
  Deferred tax asset                      2,470,562         1,565,809
  Less:  Valuation allowance             (2,470,562)       (1,137,864)
                                        -----------       -----------
                                        $         -       $   427,945
                                        ===========       ===========

In assessing the realizability of future tax assets, management considers whether it is more likely than not that some portion or all of the future tax assets will not be realized. The ultimate realization of future tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of future tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

The effective income tax rate for the years ended July 31, 2006 and 2005 were 36% for both years comprising of 22% for federal statutory rate and 14% for provincial statutory rate.

Stock based compensation - On January 1, 2006, the Company adopted SFAS
No. 123 (R) "Share-Based Payment" which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options and employee stock purchases related to a Employee Stock Purchase Plan based on the estimated fair values.

                                                                            F10

Earnings (loss) per share - The Company reports earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares available. Diluted earnings
(loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed exercise of options and warrants to purchase common shares would have an anti-dilutive effect.

Comprehensive income (loss) - The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners or distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under the current accounting standards as a component of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is displayed in the statement of stockholders' equity and in the balance sheet as a component of stockholders' equity.

Recent accounting pronouncements - In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. This statement is not expected to have a material effect on the Company's consolidated financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006. This statement is not expected to have a material effect on the Company's consolidated financial position or results of operations.

                                                                            F11

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("EITF 05-6.")
EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on the Company's consolidated financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157 "Fair Value Measurements". SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair values. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management believes that the adoption of SFAS No. 157 will not have a material impact on the consolidated financial results of the Company.


2. ACQUISITIONS

On July 1, 2005, the Company purchased all of the issued and outstanding stock of Infinity Technologies Inc., an Ontario-based company that is a value-added computer distributor. The results of operations for Infinity Technologies Inc. have been included in the financial statements of the Company from the date of acquisition. The acquisition has been accounted for using the purchase method as follows:

        Accounts receivable       $2,750,980
        Inventory                    303,671
        Other current assets          44,919
        Property and equipment       125,522
        Intangible assets          1,975,951
        Accounts payable          (2,999,759)
        Loan payable                 (45,902)
                                 ------------
        Net                      $ 2,155,382
                                 ============

The Company paid for this acquisition by payment of cash of $395,549 ($819,672 cash paid less $424,123 cash acquired), issue of common shares of the Company to the vendor totaling $1,350,000 and assumption of a promissory note of $409,833. On February 28, 2005, the Company acquired 1637033 Ontario Limited and its wholly-owned subsidiary, Helios/Oceana Ltd., an Ontario-based company, that provides IT professional services. The purchase price for this acquisition totaled $350,856 which was paid with a $202,721 note receivable and assumption of net liabilities of $148,135.
The acquisition has been accounted for using the purchase method which the entire purchase price of $350,856 was allocated to goodwill.


On January 9, 2006, the Company purchased all of the issued and outstanding stock of Island Corporation, an Ontario-based company that is a value-added computer distributor. The results of operations for Island Corporation, Inc. have been included in the financial statements of the Company from November 1, 2005 which is the effective date of the purchase. The Company paid for this acquisition by payment of cash of $860,000, issue of common shares of the Company to the vendor totaling $775,100 and assumption of a promissory note of $430,000. The acquisition has been accounted for using the purchase method as follows:

        Current assets         $   638,653
        Equipment                   32,398
        Current liabilities      (211,325)
        Goodwill                 1,605,374
                                 ---------
                               $ 2,065,100
                                 =========
                                                                            F12

On January 31, 2006, the Company acquired certain assets of Solutions In Computing, Inc. The Company paid for this acquisition by payment of cash of $87,796, issue of common shares of the Company to the vendor for $320,000 and a promissory note of $83,406. The acquisition has been accounted for using the purchase method which the entire purchase price of $491,202 was allocated to goodwill.

3.      PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of July 31, 2006 and 2005:

                                                   2006            2005
                                              ---------       ---------
        Machinery and equipment               $ 167,139       $ 129,439
              Office equipment                   19,953          18,507
              Computer hardware and software    510,072         257,789
              Leasehold improvements            331,783         168,020
                                              ---------       ---------
                                              1,028,947         573,755
                                               (382,735)       (167,859)
                                              ---------       ---------
        Fixed assets, net                     $ 646,212       $ 405,896
                                              =========       =========


        Depreciation expense for property and equipment for the years ended July 31, 2006 and 2005 were $208,063 and $116,759, respectively.


4.      VITAL PRODUCTS, INC.

As discussed in Note 1, the Company sold its Child Care division to Vital Products, Inc. ("Vital") in July 2005 in exchange for 1,000,000 shares of Vital's common stock. Investment in Vital Products totaling $250,000 consists of the 1,000,000 shares of common stock in Vital representing less than 10% of the outstanding shares, reflected at cost.

The Company also has amounts due from Vital Products, Inc. for monies loaned consisting of the following at July 31, 2006 and 2005:

                                                          2006            2005
                                                     ---------     -----------
        Note receivable plus accrued interest,
          Interest rate at 20% per annum,
          Unsecured and due on demand
          (past due maturity of July 5, 2007)        $ 900,000         760,684

        Note receivable plus accrued interest,
          Interest rate at 20% per annum,
          Unsecured and due on demand (past due
          maturity of June 15, 2007)                   306,000         261,427

        Advances, non-interest bearing, unsecured,
          and due on demand                                  -          43,411
                                                     ---------     -----------
                                                   $ 1,206,000     $ 1,065,522
                                                     =========     ===========

                                                                            F13

5.      NOTE PAYABLE

Notes payable totaling $194,019 and $409,836 at July 31, 2006 and 2005, respectively, are payable to three individuals which arose from the acquisition of Island Corporation and Solutions In Computing as discussed in Note 2. The note payable for Island Corporation is non interest bearing and payable in monthly installments ending February 2007. The amount outstanding at July 31, 2006 is $154,648. The note payable for the purchase of Solutions In Computing is interest bearing and payable in monthly installments ending November 2007. The amount outstanding on this note at July 31, 2006 is $39,371.

6.      LONG TERM DEBTS

On November 30, 2005, the Company issued to Dutchess Private Equities Fund, LP ("Dutchess") a promissory note in the amount of $800,000 for a purchase price of $640,000. The note is due and payable in full on November 30, 2006. Other than the $160,000 discount inherent in the purchase price, the note is non-interest bearing. The note will be repaid using 50% of the proceeds of each put notice delivered by the Company to Dutchess or $66,667 per month.

In connection with the note, the Company paid Dutchess a facility fee of $40,000 and issued to Dutchess 180,000 shares of common stock as incentive shares with a fair value of $153,000. The $40,000 fee, $160,000 inherent discount and $153,000 incentive shares in the note are being amortized to debt discount cost over the term of the note.


On January 6, 2006, the Company issued to Dutchess a promissory note in the amount of $1,250,000 for a purchase price of $1,000,000. The note is due and payable in full on June 30, 2007. Other than the $250,000 discount inherent in the purchase price, the note is non-interest bearing. The note will be repaid using 50% of the proceeds of each put notice delivered by the Company to Dutchess or $69,445 per month.

In connection with the note, the Company paid Dutchess a facility fee of $65,000 and issued 280,000 shares of common stock as incentive shares with a fair value of $224,000. The $65,000 fee, $250,000 inherent discount and $224,000 incentive shares in the note are being amortized to debt discount cost over the term of the note.

The Company accounts for convertible debt securities by the method specified by Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities" and its related interpretations. SFAS No. 133 requires that a conversion option should be accounted for separately as a derivative if the conversion option meets certain criteria.

On July 14, 2005, the Company executed a convertible debt facility with Laurus Master Fund, Ltd. ("Laurus") granting access to borrow up to $5,500,000. This financing consisted of a $500,000 secured term loan (the "Term Note") and a $5,000,000 secured revolving note (the "Revolving Note"). The Revolving Note was effectuated through a $2,500,000 convertible minimum borrowing note and provided for advances of up to 90% of eligible accounts receivable. To the extent the Company repaid the amount outstanding under the Revolving Note and/or Laurus converted amounts due under the Revolving Note into Common Stock, the Company could reborrow or make additional borrowings, provided that the aggregate amount outstanding did not exceed the eligible accounts receivable.

                                                                            F14

Both the $500,000 Term Note and the $2,500,000 Convertible Minimum Borrowing Note (together the "Notes") provided for conversion, at the option of Laurus, of the amounts outstanding into the Company's common stock at a fixed conversion price of $1.02 per share (the "Fixed Conversion Price"). In the event that the Company issued common stock or derivatives convertible into our common stock for a price less than $1.02 per share, then the price at which Laurus may convert its shares was reset to that lower price. The conversion prices under the Notes are subject to equitable adjustment for stock splits, stock dividends and similar events. Laurus was obligated to convert scheduled principal and interest payments under the Term Note when
(i) a registration statement became effective with respect to the shares of common stock underlying the indebtedness, (ii) the five (5) day average market price of the Company's common stock was 115% of the Fixed Conversion Price, and (iii) certain trading volume criteria had been met. Using the Black-Scholes option pricing model, the Company determined the fair value of the conversion feature related to the Notes was $2,365,000 if the full $5,500,000 available under the note was advanced. The assumptions used in the fair value calculation for the warrants were as follows: stock price of $1.03, exercise price of $1.02, weighted average term of three (3) years, volatility (annual) of 59%, dividends rate of 0% and a risk free interest rate of 3.0%. Accordingly, the fair value per share of the warrants was calculated to be $0.43 per share. As a result of the beneficial conversion feature, a discount on debt issued of $2,900,000 was recorded and is being amortized to interest expense over the three year life of the debt agreement.

As part of the transaction, the Company also issued Laurus a seven-year warrant to purchase 1,420,000 shares of its common stock at a price of $1.11 per share. The fair market value of the warrants issued was determined to be $869,000 using the Black-Scholes option pricing model. The assumptions used in the fair value calculation of the warrants were as follows: stock price of $1.03, exercise price of $1.11, weighted average term of seven (7) years, volatility of 59%, dividend rate of 0% and a risk free interest rate of 3.0%. Accordingly, the fair value per share of the warrants was calculated to be $0.61 per share. The Company will amortize this relative fair value of the stock and warrants to interest expense over the three (3) year life of the debt agreement, using the interest method. The loan costs, conversion feature and warrants issued in connection with the Notes, result in an effective interest rate on the debt of approximately 90%.

The Notes bear annual interest at the prime rate (as reported in the Wall Street Journal) plus 2% subject to a floor of 8%, and mature in three years. The interest rate on the Notes will be decreased by 2.0% for every 25% increase in the market value of the Company's common stock above the Fixed Conversion Price up to a minimum of 0.0%. Monthly interest payments on the Notes began August 1, 2005. Monthly amortizing payments of principal on the Term Note, equal to $15,625, are payable on the first day of each month commencing December 1, 2005. The final principal amortization payment on the Term Note is due December 1, 2005. Under the Term Note, if monthly payments of interest and principal are made in cash rather than converted to shares of common stock, the Company will pay Laurus 100% of the then monthly amount due. Prepayments under the Term Note are subject to a premium in the amount of 30% of the principal being repaid. The Revolving Note terminates, and borrowings thereunder become due
July 14, 2008.

The Notes also require the Company to have an effective registration statement covering the common stock underlying the conversion feature of the Notes and the Warrants issued in connection with the Notes.

In November 2005, Laurus advanced the Company an additional $200,000. As of July 31, 2006, the Company has $188,250 outstanding of the total of $500,000 borrowed under the Term Note and $4,266,848 under the Revolving Note.

At July 31, 2006, $733,152 remains available for borrowing under the Revolving Note.

                                                                            F15

On January 13, 2006, the Company agreed to revise the financing facility with Laurus. The revised facility consists of (i) a $500,000 Secured Convertible Note (ii) a Secured Convertible Minimum Borrowing Note, and
(iii) a Secured Revolving Note (collectively, the "Amended and Restated Notes"). The Amended and Restated Notes are secured by a security interest in substantially all of the Company assets.

Pursuant to the Agreement, the Company and Laurus agreed to amend the conversion price to $0.50. In addition, the Company and Laurus agreed to amend the exercise price of the warrants to $0.65.

The modification of the convertible notes and attached warrants, as described in the revised facility, has been accounted for as a debt extinguishment and the issuance of a new debt instrument in accordance with EITF 96-19, "Debtor's Accounting for a Modification of Debt Instruments". Accordingly, in connection with extinguishment of the original debt, the Company recognized a $633,479 loss.

The Amended and Restated Notes were assigned fair value at January 13, 2006, as follows:

   Principal                                            $ 3,600,000
   Less:
     Stock warrants issued in connection with revised
       facility                                            (618,166)
     Value of beneficial conversion features             (1,036,392)
                                                        -----------
   Fair value of modified convertible notes             $ 1,945,442
                                                        ===========

The assumptions used in the fair value calculation of the stock warrants and beneficial conversion features at January 13, 2004 using the Black-Scholes option pricing model were as follows:

                                               Beneficial
                                               Conversion
                                 Warrants      Feature
                                ---------      ---------
   Stock price                     $ 0.47         $ 0.47
   Exercise price                  $ 0.65         $ 0.50
   Term                         6.5 years      2.5 years
   Volatility (annual basis)         140%           140%


The following is a maturity schedule of these long-term debts for the next two years:

  2007                 $   767,798
  2008                   2,973,084
                       -----------
                       $ 3,740,882
                       ===========



7.      STOCKHOLDERS' EQUITY

Preferred stock - The authorized preferred stock is 1,000,000 shares at $0.01 par value. Each share of preferred stock is convertible into 100 shares of common stock. As of July 31, 2006 and 2005, the Company had 284,134 and 279,134, respectively, shares issued and outstanding.

                                                                            F16

Common stock - The authorized common stock is 100,000,000 shares at $0.0001 par value. As of July 31, 2006 and 2005, the Company had
23,164,949 and 3,594,403, respectively, shares issued and outstanding.

Stock options - The Company has adopted a stock option plan accounted for SFAS 123 (prior to January 31, 2006) and SFAS 123R
(post January 31, 2006). During the years ended July 31, 2006 and 2005, the Company granted 2,350,000 and -0- options, respectively. As of July 31, 2006 and 2005, the Company had options outstanding of 2,366,667 and 16,667, respectively, weighted average exercise price of $0.21 and avarge remaining life of 1.01 years at July 31, 2006.

Warrants - During the year ended July 31, 2006 and 2005, the Company issued warrants for 900,000 and 2,380,000 shares of common stock.

The following is a summary of warrants activity during the year ended July 31, 2006 and 2005:

                                              Warrants          Weighted
                                              Outstanding    Average Price
                                              -----------    -------------
Balance outstanding at July 31, 2004                  -             $    -
Shares related to warrants granted            2,380,000               1.07
Forfeited or cancelled                               -                   -
Exercised                                       (96,000)              1.00
                                              ---------
Balance outstanding at July 31, 2005          2,284,000               1.07
Shares related to warrants granted              900,000               0.36
Forfeited or cancelled                                -                  -
Exercised                                             0
                                              ---------
Balance outstanding at July 31, 2006          3,184,000               0.87
                                              =========            =======


All of the outstanding warrants for shares of common stock totaling 3,184,000 and 2,284,000 were exercisable as of July 31, 2006 and 2005, respectively.

8.      RELATED PARTY TRANSACTIONS

During the year, the Company paid rent of approximately $52,000 and $50,000 for the years ended July 31, 2006 and 2005, respectively, to a company related to a director.

Included in accounts payable at July 31, 2006 and 2005 are $-0- and $255,000, respectively, due to a company controlled by a director. This amount arose from assuming a debt from a customer of the related company. The Company received a note receivable from the customer in consideration for assuming the debt.

During the year ended July 31, 2006 and 2005, $95,000 and $90,000, respectively, were paid to a company controlled by a director for equipment rental.

The above related party rent transaction is not necessarily indicative of the amounts that would have been incurred had a comparable transaction been entered into with an independent party. The terms of this transaction were more favorable than would have been attained if the transactions were negotiated at arm's length.

                                                                            F17

9.      COMMITMENTS AND CONTINGENCIES

The Company has entered into various operating leases for certain vehicles. The following are the minimum lease payments under these operating leases:

        2007    $  60,917
        2008       46,213
        2009       17,084
                ---------
                $ 124,214
                =========

In the normal course of business, the Company is involved in various legal proceedings. Based upon the Company's evaluation of the information presently available, management believes that the ultimate resolution of any such proceedings will not have a material adverse effect on the Company's financial condition, liquidity or results of operations.


10.     DISCONTINUED OPERATIONS

In July 2005, the Company sold and disposed of its Childcare Division to Vital Products Inc., in order to focus more fully on its Computer Division. The Company received from the sale of the Childcare Division $250,000 in common stock of Vital Products Inc. and a $750,000 note from Vital Products, Inc.
All equipment, intellectual property and customer lists associated and used in the Childcare Division were purchased by Vital Products, Inc. All assets and liabilities of the Childcare Division were not assumed by the buyer. The Company recognized a gain on sale of the business of $615,623 ($504,811 net of tax) in the fourth quarter of fiscal year 2005.

The following amounts related to the Company's discontinued operation have been segregated from continuing operations and reflected as discontinued operations.
                                                2006           2005
                                              ------      ---------
        Sales                                   $  -      $ 816,590

        Loss before income taxes                   -       (271,441)
        Income tax expense (benefit)                        (68,703)
                                              ------      ---------
        Loss from discontinued operation,          -       (202,738)
                                              ------      ---------
        net of taxes
        Pre-tax gain on sale of discontinued       -        615,623
                operations
        Income tax expense                         -        110,812
                                              ------      ---------
        Gain on sale of business, net of tax       -        504,811
                                              ------      ---------
        Discontinued operations, net of tax     $  -      $ 302,073
                                              ======      =========


11.     SUBSEQUENT EVENTS

In August 2006, the Company approved a 1-for-50 reverse stock split of its common stock effective on August 10, 2006.

During September and October 2006, the Company received loans from its President and Chief Executive Officer of approximately $270,000.

                                                                            F18

                         On the Go Healthcare, Inc.

                      Consolidated Financial Statements

             Three Months Ended October 31, 2006 and 2005 (Unaudited)

Contents


Consolidated Financial Statements:

        Consolidated Balance Sheet as of October 31, 2006 (Unaudited)
          and July 31, 2006.................................................F20

        Consolidated Statements of Operations and Comprehensive (loss)
          Income for the Three Months Ended October 31, 2006
          and 2005 (Unaudited)..............................................F21

        Consolidated Statements of Cash Flows for the Three Months Ended
          October 31, 2006 and 2005 (Unaudited).............................F22

        Consolidated Statement of Changes in Stockholders' Equity
         For the three months ended October 31, 2006 (Unaudited)............F23


        Notes to Consolidated Financial Statements (Unaudited)...... .F24 - F31



                                                                            F19

                         On the Go Healthcare, Inc.
                         Consolidated Balance Sheet
              October 31, 2006 (Unaudited) and July 31, 2006


                                               October 31, 2006   July 31, 2006
                                                   ------------   ------------
                                                    (Unaudited)
ASSETS

Current assets
        Cash                                       $    988,153   $    481,799
        Accounts receivable                           5,964,541      4,906,301
        Inventory                                       154,087        213,848
        Income tax receivable                            39,596         82,743
        Prepaid expenses                                100,367        135,486
        Due from Vital Products, Inc.                 1,287,330      1,206,000
                                                   ------------   ------------
                Total current assets                  8,534,074      7,026,177

Investment in Vital Products, Inc.                      250,000        250,000
Property and equipment, net of
  accumulated depreciation                              632,242        646,212
Goodwill                                              4,423,383      4,423,383
                                                   ------------   ------------
Total assets                                       $ 13,839,699   $ 12,345,772
                                                   ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
        Accounts payable and accrued expenses      $  5,700,030   $  4,154,827
        Note payable                                    121,570        194,019
        Current portion of long-term debts              887,838        767,798
                                                   ------------   ------------
                Total current liabilities             6,709,438      5,116,644

Long-term debts                                       3,861,996      2,973,084
                                                   ------------   ------------
Total liabilities                                    10,571,434      8,089,728
                                                   ------------   ------------
Stockholders' equity
        Preferred stock; $0.01 par value;
          1,000,000 shares authorized,
          269,000 and 284,134 issued and
          outstanding, respectively                       2,690          2,841
        Common stock; $0.0001 par value;
          100,000,000 shares authorized,
          1,990,179 and 463,529 issued
          and outstanding, respectively                     199             46
        Additional paid-in capital                   14,213,950     14,213,952
        Accumulated other comprehensive income         (304,007)      (345,831)
        Accumulated deficit                         (10,644,567)    (9,614,964)
                                                   ------------   ------------
                Total stockholders' equity            3,268,265      4,256,044
                                                   ------------   ------------
Total liabilities and stockholders' equity         $ 13,839,699   $ 12,345,772
                                                   ============   ============

The accompanying notes are an integral part of the consolidated financial
statements.                                                                 F20

                        On the Go Healthcare, Inc.
                Consolidated Statements of Operations and
                          Comprehensive (Loss)
                              (Unaudited)


                                                      For the three months
                                                         ended October 31,
                                                   ---------------------------
                                                        2006           2005
                                                   ------------   ------------
Sales                                               $ 7,386,217    $ 6,196,511
Cost of revenues                                      6,525,694      5,030,449
                                                   ------------   ------------
        Gross profit                                    860,523      1,166,062
                                                   ------------   ------------
Operating expenses
        Depreciation and amortization                    45,941         37,920
        Selling, general and administrative           1,508,263      1,558,630
                                                   ------------   ------------
                Total operating expenses              1,554,204      1,596,550
                                                   ------------   ------------
        Loss from operations                           (693,681)      (430,488)
                                                   ------------   ------------
Other income (expense)
        Interest and financing expense                 (424,350)      (165,586)
        Interest income                                  88,428              -
                                                   ------------   ------------
                Total other income (expense)           (335,922)      (165,586)
                                                   ------------   ------------
Loss before provision for income taxes               (1,029,603)      (596,074)

Provision for income taxes                                    -              -
                                                   ------------   ------------
Net loss                                            $(1,029,603)    $ (596,074)
                                                   ============   ============
Earnings per share computation:
        Net loss                                    $     (0.93)    $    (7.86)
                                                   ============   ============
Weighted average common shares outstanding -
        basic and diluted                             1,109,492         75,848
                                                   ============   ============



The accompanying notes are an integral part of the consolidated
  financial statements.                                                     F21

                        On the Go Healthcare, Inc.
                Consolidated Statement of Changes in Stockholders' Equity
                  For the three months ended October 31, 2006
                              (Unaudited)



                                                                                          Accumulated
                                                                             Additional       Other                      Total
                              Preferred Stock             Common Stock         Paid-in   Comprehensive   Accumulated  Stockholders'
                            Shares       Amount       Shares       Amount      Capital    Income(Loss)       Deficit     Equity
                         ---------  -----------  -----------   ----------   -----------   -----------   ------------   -----------
Balance, July 31, 2006     284,134  $     2,841      463,529   $       46   $14,213,952   $  (345,831)  $ (9,614,964)  $ 4,256,044

Conversion of preferred
 stock into common stock   (15,134)        (151)   1,513,400          151             -             -              -             -

Issuance of common stock
 related to exercise of
 warrants                        -            -       13,250            2            (2)            -              -             -

Foreign currency translation     -            -            -            -             -        41,824              -        41,824

Net loss                         -            -            -            -             -             -     (1,029,603)   (1,029,603)
                         ---------  -----------  -----------   ----------   -----------   -----------   --=---------   -----------

Balance, October 31, 2006  269,000        2,690    1,990,179   $      199   $14,213,950   $  (304,007)  $(10,644,567)  $ 3,268,265
                         =========  ===========  ===========   ==========   ===========   ===========   ============   ===========




The accompanying notes are an integral part of the consolidated
  financial statements.                                                     F22

                         On the Go Healthcare, Inc.
              Consolidated Statements of Cash Flows
                              (Unaudited)



                                                      For the three months
                                                         ended October 31,
                                                   ---------------------------
                                                        2006           2005
                                                   ------------   ------------
Cash flows from operating activities:
        Net loss                                   $(1,029,603)     $ (596,074)
        Adjustments to reconcile net loss to net
        cash used in operating activities:
           Stock-based compensation                          -         100,000
           Financing cost related to
             convertible debt                          339,897          92,661
           Depreciation and amortization                45,941          37,920
           Interest earned on Due from
           Vital Products                              (81,330)              -
        Changes in operating assets and liabilities:
           Change in accounts receivable            (1,058,240)          4,508
           Change in inventory                          59,761         265,170
           Change in prepaid expenses                   66,283          12,612
           Change in income tax receivable              43,147          29,073
           Change in other assets                      (31,164)              -
           Change in accounts payable and
             accrued expenses                        1,545,203      (1,059,305)
                                                   ------------   ------------
                Net cash used in
                  operating activities                (100,105)     (1,113,435)
                                                   ------------   ------------
Cash flows from investing activities:
        Purchase of property and equipment             (31,971)       (183,636)
                                                   ------------   ------------
                Net cash used in
                  investing activities                 (31,971)       (183,636)
                                                   ------------   ------------
Cash flows from financing activities:
        Payments on notes payable                      (72,449)              -
        Payments on convertible debts               (5,518,147)              -
        Proceeds from convertible debts              6,187,202               -
        Proceeds from stock issuances                        -          46,000
        Proceeds from warrants issued                        -               -
                Net cash provided by
                                                   ------------   ------------
                  financing activities                 596,606          46,000
                                                   ------------   ------------
Effect of foreign currency exchange                     41,824         172,379

Net change in cash                                     506,354      (1,078,692)
Cash, beginning of period                              481,799       1,704,663
                                                   ------------   ------------
Cash, end of period                                 $  988,153      $  625,971
                                                   ============   ============


The accompanying notes are an integral part of the consolidated
  financial statements.                                                     F23

                         On the Go Healthcare, Inc.
                 Notes to Consolidated Financial Statements
           Three Months Ended October 31, 2006 Unaudited)


1. BASIS OF PRESENTATION AND HISTORY OF THE COMPANY

   Basis of presentation - The accompanying unaudited consolidated financial statements have been prepared in accordance with Securities and Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The financial statements should be read in conjunction with the Form 10-KSB for the year ended July 31, 2006 of On The Go Healthcare, Inc., doing business as On The Go Technologies Group (the "Company").

   The interim financial statements present the balance sheet, statements of operations, stockholders' equity and cash flows of On The Go Healthcare, Inc. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

   The interim financial information is unaudited. In the opinion of management, all adjustments necessary to present fairly the financial position as of October 31, 2006 and the results of operations, stockholders' equity and cash flows presented herein have been included in the financial statements. All such adjustments are the normal and recurring nature. Interim results are not necessarily indicative of results of operations for the full year.

   History of the Company - On The Go Healthcare, Inc. (the "Company"), doing business as On The Go Technologies Group, was incorporated on July 21, 2000 in the State of Delaware. The Company immediately acquired International Mount Company Limited, a private corporation owned and operated by Stuart Turk.

   In October 2003, the Company acquired the assets and liabilities of Compuquest, Inc. through its subsidiary International Mount. Compuquest is an authorized dealer of computer hardware, software and peripherals for Acer America, AST Computer, Hewlett-Packard, Microsoft and Toshiba.

   On May 18, 2004, the Company signed an agreement to acquire substantially all of the assets and assume the liabilities of Vital Baby Innovations Inc. The acquisition was completed in June 2004.

   On February 28, 2005, the Company acquired 1637033 Ontario Limited and its wholly-owned subsidiary, Helios/Oceana Ltd., an Ontario-based company, that provides IT professional services. The Company paid for this acquisition by acting on a security agreement on a note receivable.

   In June 2005, the Company sold all of the significant assets in its childcare division to Vital Products, Inc.

   On July 19, 2005, the Company acquired Infinity Technologies Inc., a computer hardware provider.

   In October 2005, the Company entered into a Letter of Intent to purchase Island Corporation, a company involved in computer hardware distribution
   focusing in the medical field.   The acquisition was completed in
   January 2006.

                                                                            F24

   In January 2006, the Company completed the purchase of Solutions In Computing, a supplier of computer hardware and software focusing in the entertainment field.

   During May 2006, the Company amalgamated all of its subsidiaries into On the Go Technologies, Inc. Accordingly, as of July 31, 2006, the Company conducted its operations directly and through its wholly-owned subsidiary On The Go Technologies, Inc.

   The Company is in the business as a value added distributor of computer and computer related products. The Company operates in Canada and its headquarters located in Ontario, Canada.

   Liquidity and capital resources - As of October 31, 2006, the Company had total current assets of $8,534,074 and total current liabilities of $6,709,438 resulting in a working capital surplus of $1,824,636. As of October 31, 2006, the Company had cash totaling $988,153. Our cash flow from operating activities for the three months ended October 31, 2006 resulted in a deficit of $100,105. Our cash flow from investing activities resulted in a deficit of $31,971. Our cash flows from financing activities resulted in a surplus of $596,606. Overall, the Company's cash flows for the three months ended October 31, 2006, increased by $506,354. During the three months ended October 31, 2006, the Company was able to raise approximately $6,187,202 through advances from its revolving note, see
   Note 5. The Company believes the cash flow from current operating activities and capital raised, as needed, through existing debt financing will be sufficient to provide necessary capital for the Company's operations for the next twelve months.

2. SIGNIFICANT ACCOUNTING POLICIES

   Use of estimates - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

   Principles of consolidation - The accompanying consolidated financial statements include the accounts of On The Go Healthcare, Inc. and its wholly-owned subsidiaries, The International Mount Company, 1637033 Ontario
   Limited, Helios/Oceana Ltd., Infinity Technologies Inc., 2film Corporation and Island Corporation. The accompanying consolidated financial statements have been prepared in accordance accounting principles generally accepted in the United States. All material inter-company accounts and transactions have been eliminated in consolidation. During May 2006, the Company amalgamated all of its subsidiaries into On the Go Technologies, Inc. Accordingly, as of October 31, 2006, the Company conducted its operations directly and through its wholly-owned subsidiary On The Go Technologies, Inc.

   Reclassifications - Certain prior year amounts were reclassified to conform to current period presentation.

   Foreign currency translation - The Company considers the functional currency to be the local currency and, accordingly, their financial information is translated into U.S. dollars using exchange rates in effect at quarter-end for assets and liabilities and average exchange rates during each reporting period for the results of operations. Adjustments resulting from translation of foreign subsidiaries' financial statements are included as a component of other comprehensive income (loss) within stockholders' equity.

                                                                            F25

   Revenue and expense recognition - The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting
   Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101" as modified by Securities and Exchange Commission Staff Accounting Bulletin No.104. Under SAB 101, revenue is recognized at the point of passage to the customer of title and risk of loss, there is persuasive evidence of an arrangement, the sales price is determinable, and collection of the resulting receivable is reasonably assured. The Company generally recognizes revenue at the time of delivery of goods. Sales are reflected net of discounts and returns.

   Allowance for doubtful accounts - The allowance for doubtful accounts is an estimate made by management, based upon current information, to reserve for potential credit losses in the future. While these losses have been within management's expectations in the past, it is reasonably possible that the allowance for doubtful accounts will need to be revised in the future to reflect changing information and conditions.

   Inventory - Inventory is comprised of finished goods held for sale and is stated at lower of cost or market value. Cost is determined by the average cost method. The Company estimates the realizable value of inventory based on assumptions about forecasted demand, market conditions and obsolescence. If the estimated realizable value is less than cost, the inventory value is reduced to its estimated realizable value. If estimates regarding demand and market conditions are inaccurate or unexpected changes in technology affect demand, the Company could be exposed to losses in excess of amounts recorded.

   Goodwill and intangible asset - In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" and No. 142, "Goodwill and
   Other Intangible Assets." SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually (or more frequently if impairment indicators arise) for impairment.

   According to this statement, goodwill and intangible assets with indefinite lives are no longer subject to amortization, but rather an annual assessment of impairment by applying a fair-value based test. Fair value for goodwill is based on discounted cash flows, market multiples and/or appraised values as appropriate. Under SFAS No. 142, the carrying value of assets are calculated at the lowest level for which there are identifiable cash flows.

   The Company has goodwill of $4,423,383 as of October 31, 2006 and July 31, 2006, respectively, which in the opinion of management, no impairment is deemed necessary.

   SFAS 142 requires the Company to compare the fair value of the reporting unit to its carrying amount on an annual basis to determine if there is potential impairment. If the fair value of the reporting unit is less than its carrying value, an impairment loss is recorded to the extent that the fair value of the goodwill within the reporting unit is less than its carrying value.

   Stock based compensation - On January 1, 2006, the Company adopted SFAS No. 123 (R) "Share-Based Payment" which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options and employee stock purchases related to a Employee Stock Purchase Plan based on the estimated fair values.

                                                                            F26

   Earnings (loss) per share - The Company reports earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings
   (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed exercise of options and warrants to purchase common shares would have an anti-dilutive effect.

   Comprehensive income (loss) - The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners or distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under the current accounting standards as a component of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is displayed in the statement of stockholders' equity and in the balance sheet as a component of stockholders' equity.

3. VITAL PRODUCTS, INC.

   As discussed in Note 1, the Company sold its Child Care division including the assets of the Child Care Division to Vital Products, Inc. ("Vital") in June 2005 in exchange for 1,000,000 shares of Vital's common stock. Investment in Vital Products totaling $250,000 consist of the 1,000,000 shares of common stock in Vital representing less than 10% of the outstanding shares, reflected at cost.

   The Company also has amounts due from Vital Products, Inc. for money loaned consisting of the following at October 31, 2006 and July 31, 2006:

                                              October 31,     July 31,
                                                    2006          2006
                                             -----------   -----------
   Note receivable plus accrued interest,
     interest rate at 20% per annum,
     secured and due on demand
     (past due maturity of July 5, 2007)      $  900,000    $  900,000
   Note receivable plus accrued interest,
     interest rate at 20% per annum,
     secured and due on demand
     (past due maturity of June 15, 2007)        306,000       306,000
   Accrued interest on notes receivable           81,330             -

                                             -----------   -----------
                                             $ 1,287,330   $ 1,206,000
                                             ===========   ===========

4. NOTES PAYABLE

   Notes payable totaling $121,570 at October 31, 2006 and $194,019 at July 31, 2006 arose from the acquisition of Island Corporation and Solutions In Computing as discussed in Note 1. These note payables are non-interest bearing and required to be paid starting in January 2006 and ending February 2007.

                                                                            F27

5. LONG TERM DEBTS

   During the quarter, the Company received $270,338 from a company controlled by the CEO. The note is non-interest bearing and has no fixed terms of payment.

   On November 30, 2005, the Company issued to Dutchess Private Equities Fund, LP ("Dutchess") a promissory note in the amount of $800,000 for a purchase price of $640,000. The note is due and payable in full on November 30, 2006. Other than the $160,000 discount inherent in the purchase price, the note is non-interest bearing. The note will be repaid using 50% of the proceeds of each put notice delivered by the Company to Dutchess or $66,667 per month.

   In connection with the note, the Company paid Dutchess a facility fee of $40,000 and issued to Dutchess 180,000 shares of restricted common stock as incentive shares with a fair value of $153,000. The $40,000 fee, $160,000 inherent discount and $153,000 incentive shares in the note are being amortized to debt discount cost over the term of the note.

   On January 6, 2006, the Company issued to Dutchess a promissory note in the amount of $1,250,000 for a purchase price of $1,000,000. The note is due and payable in full on June 30, 2007. Other than the $250,000 discount inherent in the purchase price, the note is non-interest bearing. The note will be repaid using 50% of the proceeds of each put notice delivered by the Company to Dutchess or $69,445 per month.

   In connection with the note, the Company paid Dutchess a facility fee of $65,000 and issued 280,000 shares of common stock as incentive shares with a fair value of $224,000. The $65,000 fee, $250,000 inherent discount and $224,000 incentive shares in the note are being amortized to debt discount cost over the term of the note.

   The Company accounts for convertible debt securities by the method specified by Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities" and its related interpretations. SFAS No. 133 requires that a conversion option should be accounted for separately as a derivative if the conversion option meets certain criteria.

   On July 14, 2005, the Company executed a convertible debt facility with Laurus Master Fund, Ltd. ("Laurus") granting access to borrow up to $5,500,000. This financing consisted of a $500,000 secured term loan (the "Term Note") and a $5,000,000 secured revolving note (the "Revolving Note"). The Revolving Note was effectuated through a $2,500,000 convertible minimum borrowing note and provided for advances of up to 90% of eligible accounts receivable. To the extent the Company repaid the amount outstanding under the Revolving Note and/or Laurus converted amounts due under the Revolving Note into Common Stock, the Company could reborrow or make additional borrowings, provided that the aggregate amount outstanding did not exceed the eligible accounts receivable.

   Both the $500,000 Term Note and the $2,500,000 Convertible Minimum Borrowing Note (together the "Notes") provided for conversion, at the option of Laurus, of the amounts outstanding into the Company's common stock at a fixed conversion price of $1.02 per share (the "Fixed Conversion Price").
   In the event that the Company issued common stock or derivatives convertible into its common stock for a price less than $1.02 per share, then the price at which Laurus may convert its shares was reset to that lower price. The conversion prices under the Notes are subject to equitable adjustment for stock splits, stock dividends and similar events. Laurus was obligated to convert scheduled principal and interest payments under the Term Note when
   (i) a registration

                                                                            F28
   statement became effective with respect to the shares of common stock underlying the indebtedness, (ii) the five (5) day average market price of the Company's common stock was 115% of the Fixed Conversion Price, and
   (iii) certain trading volume criteria had been met. Using the Black-Scholes option pricing model, the Company determined the fair value of the conversion feature related to the Notes was $2,365,000 if the full $5,500,000 available under the note was advanced. The assumptions used in the fair value calculation for the warrants were as follows: stock price of $1.03, exercise price of $1.02, weighted average term of three (3) years, volatility (annual) of 59%, dividends rate of 0% and a risk free interest rate of 3.0%. Accordingly, the fair value per share of the warrants was calculated to be $0.43 per share. As a result of the beneficial conversion feature, a discount on debt issued of $2,900,000 was recorded and is being amortized to interest expense over the three year life of the debt agreement.

   As part of the transaction, the Company also issued Laurus a seven-year warrant to purchase 1,420,000 shares of its common stock at a price of $1.11 per share subject to adjustment. The fair market value of the warrants issued was determined to be $869,000 using the Black-Scholes option pricing model. The assumptions used in the fair value calculation of the warrants were as follows: stock price of $1.03, exercise price of $1.11, weighted average term of seven (7) years, volatility of 59%, dividend rate of 0% and a risk free interest rate of 3.0%. Accordingly, the fair value per share of the warrants was calculated to be $0.61 per share. The Company will amortize this relative fair value of the stock and warrants to interest expense over the three (3) year life of the debt agreement, using the interest method. The loan costs, conversion feature and warrants issued in connection with the Notes, result in an effective interest rate on the debt of approximately 90%.

   The Notes bear annual interest at the prime rate (as reported in the Wall Street Journal) plus 2% subject to a floor of eight percent, and mature in three years. The interest rate on the Notes will be decreased by 2.0% for every 25% increase in the market value of the Company's common stock above the Fixed Conversion Price up to a minimum of 0.0%. Monthly interest payments on the Notes began August 1, 2005. Monthly amortizing payments of principal on the Term Note, equal to $15,625, are payable on the first day of each month commencing December 1, 2005. The final principal amortization payment on the Term Note is due December 1, 2005. Under the Term Note, if monthly payments of interest and principal are made in cash rather than converted to shares of common stock, the Company will pay Laurus 100% of the then monthly amount due. Prepayments under the Term Note are subject to a premium in the amount of 30% of the principal being repaid.
   The Revolving Note terminates, and borrowings there under become due
   July 14, 2008.

   The Notes also requires the Company to have an effective registration statement covering the common stock underlying the conversion feature of the Notes and the Warrants issued in connection with the Notes.

   In November 2005, Laurus advanced the Company an additional $200,000. As of October 31, 2006, the outstanding balance of the term loan is $188,250. The Company intends to use the revolving note as its primary source of financing. As of October 31, 2006, the balance of the revolving note is $4,993,946.

   At October 31, 2006, $6,054 remains available for borrowing under the Revolving Note.


                                                                            F29

   On January 13, 2006, the Company agreed to revise the financing facility with Laurus. The revised facility consists of (i) a $500,000 Secured Convertible Note (ii) a Secured Convertible Minimum Borrowing Note, and
   (iii) a Secured Revolving Note (collectively, the "Amended and Restated Notes"). The Amended and Restated Notes are secured by a security interest in substantially all of the Company assets.

   Pursuant to the Agreement, the Company and Laurus agreed to amend the conversion price to $0.50. In addition, the Company and Laurus agreed to amend the exercise price of the warrants to $0.65, subject to adjustment.

   The modification of the convertible notes and attached warrants, as described in the revised facility, has been accounted for as a debt extinguishment and the issuance of a new debt instrument in accordance with EITF 96-19, "Debtor's Accounting for a Modification of Debt Instruments". Accordingly, in connection with extinguishment of the original debt, the Company recognized a $633,479 loss.

   The Amended and Restated Notes were assigned fair value at January 13, 2006, as follows:

        Principal                                               $ 3,600,000
         Less:
          Stock warrants issued in connection with revised
           facility                                                (618,166)
          Value of beneficial conversion features               ( 1,036,392)
                                                                ------------
          Fair value of modified convertible notes              $ 1,945,442
                                                                ============

   The assumptions used in the fair value calculation of the stock warrants and beneficial conversion features at January 13, 2004 using the Black-Scholes option pricing model were as follows:

                                                Beneficial
                                                Conversion
                                    Warrants       Feature
                                    ----------------------
        Stock price               $     0.47    $     0.47
        Exercise price            $     0.65    $     0.50
        Term                       6.5 years     2.5 years
        Volatility (annual basis)       140%          140%

   The following is a maturity schedule of these long-term debts for the next two years:

        2007    $   171,875
        2008      5,010,321
                -----------
                $ 5,182,196
                ===========

                                                                            F30

6. STOCKHOLDERS' EQUITY

   On August 10, 2006, the Company's common stock was adjusted to take into account a 50-to-1 reverse stock split. The Company's common stock has been adjusted on retroactive basis, accordingly, all previous balances have been adjusted for this reverse stock split.

   On August 10, 2006, the Company's Chief Executive Officer converted 2,800 shares of preferred stock into 280,000 shares of common stock.

   On August 10, 2006, a business entity owned by the Company's Chief Executive Officer converted 3,334 shares of preferred stock into 333,400 shares of common stock.

   On September 6, 2006, an individual converted 500 shares of preferred stock into 50,000 shares of common stock.

   On September 18, 2006, an individual exercised warrants for 13,250 shares of common stock.

   On September 20, 2006, an individual converted 600 shares of preferred stock into 60,000 shares of common stock.

   On October 6, 2006, an individual converted 900 shares of preferred stock into 90,000 shares of common stock.

   On October 20, 2006, an individual converted 1,000 shares of preferred stock into 100,000 shares of common stock.

   On October 31, 2006, the Company's Chief Executive Officer converted 1,000 shares of preferred stock into 100,000 shares of common stock.

   On October 31, 2006, a business entity owned by the Company's Chief Executive Office converted 5,000 shares of preferred stock into 500,000 shares of common stock.

   During the three months ended October 31, 2006, there were no new stock options or warrants granted.


                                                                            F31

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The accounting firm of Danziger & Hochman audited our financial statements.
We have had no disagreements with our accountants. Our changes in accountants have been previously reports on Form 8-K.

              PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article X and XI of our Restated Certificate of Incorporation, as amended, and
Article XII of our Bylaws provides that members of our Board of Directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except for liability:

- for any breach of the director's duty of loyalty to the corporation or its stockholders;

- for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

- under Section 174 of the General Corporation Law of the State of Delaware (relating to distributions by insolvent corporations); or

- for any transaction from which the director derived an improper personal benefit.

Our Restated Certificate of Incorporation, as amended, and By-laws also provide that we may indemnify our directors and officers to the fullest extent permitted by Delaware law. A right of indemnification shall continue as to a person who has ceased to be a director or officer and will inure to the benefit ofthe heirs and personal representatives of such a person. The indemnification provided by our Restated Certificate of Incorporation, as amended, and By-laws will not be deemed exclusive of any other rights that may be provided now or in the future under any provision currently in effect or hereafter adopted by our Restated Certificate of Incorporation, as amended, or By-laws, by any agreement, by vote of our stockholders, by resolution of our directors, by provision of law or otherwise.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various costs and expenses in connection with the sale and distribution of the common stock being registered, other than the underwriting discounts and commissions. All amounts shown are estimates.

                                                   Amount to Be paid

        SEC Registration Fee                                $    664
        Printing and Edgarizing expenses                    $  1,500
        Legal fees and expenses                             $ 16,236
        Accounting fees and expenses                        $  5,000
        Transfer agent                                      $    500
        Stock certificates                                  $    300
        Miscellaneous                                       $    800

        Total                                               $ 25,000

RECENT SALES OF UNREGISTERED SECURITIES

We signed an agreement that for the period November 1, 2002 to January 31, 2004 rent will be paid for by the issuance of 10,000 common shares per month in lieu of rent.

During the quarter ended January 31, 2004, we issued 2,625,777 common shares for a total consideration of $345,315 under the terms of its equity line of credit agreement. The difference between the fair market value of the shares at the time of their issue and the proceeds received on the issuance, $17,132 has been treated as a financing expense. The cost of issuing the shares of $3,041 will be treated as a reduction of the consideration received.

On January, 2004, we issued 900,000 common shares as consideration for services rendered by NFC Corporation. The shares were valued at a total of $117,000.

On January, 2004, we issued 100,000 common shares as consideration for services rendered by 964434 Ontario, Inc. The shares were valued at a total of $13,000.

On June 15, 2004, as part of the compensation for services rendered, we issued an option to 964434 Ontario, Inc. to acquire 1,250,000 common shares at an exercise price of $0.05 per share with an expiry of July 31, 2005. The value of the option has been estimated to be $103,901.

In June 2004, we issued 279,134 shares of Series A Preferred Stock in exchange for 27,913,333 shares of common stock. 135,800 preferred shares were issued to Stuart Turk and 143,334 preferred shares were issued to The Cellular Connection Ltd.

On November 8, 2004, we issued 50,000 common shares and 50,000 warrants as consideration for services rendered by Uptick Capital. The shares were valued at a total of $45,000.

On November 8, 2004, we issued 60,000 common shares and 60,000 warrants as consideration for services rendered by 964434 Ontario Inc. The shares were valued at a total of $54,000.

On November 8, 2004, we issued 20,000 common shares and 20,000 warrants as consideration for services rendered by Michael Levine. The shares were valued at a total of $18,000.

On November 8, 2004, we issued 50,000 common shares and 50,000 warrants as consideration for services rendered by Gerry Sohl. The shares were valued at a total of $45,000.

On November 8, 2004, we issued 15,000 common shares as consideration for services rendered by John Pentony. The shares were valued at a total of $13,500.

On November 8, 2004, we issued 2,500 common shares as consideration for services rendered by Theodore Smith. The shares were valued at a total of $2,250.

On November 8, 2004, we issued 75,000 common shares and 50,000 warrants as consideration for services rendered by NFC Corporation. The shares were valued at a total of $67,500.

On November 8, 2004, we issued 75,000 common shares and 50,000 warrants as consideration for services rendered by Gary Geraci. The shares were valued at a total of $67,500.

On November 8, 2004, we issued 75,000 common shares and 50,000 warrants as consideration for services rendered by Richard McCaffrey. The shares were valued at a total of $67,500.

On November 8, 2004, we issued 75,000 common shares and 50,000 warrants as consideration for services rendered by Wells & Co Inc. The shares were valued at a total of $67,500.

On March 23, 2005 we issued 17,500 common shares as consideration for services rendered by John Pentony. The shares were valued at a total of $23,975.

On March 23, 2005 we issued 2,000 common shares as consideration for services rendered by Steven Gryfe. The shares were valued at a total of $2,740.

On May 9, 2005 we issued 10,000 common shares as consideration for services rendered by David Childs. The shares were valued at a total of $10,800.

On May 9, 2005 we issued 25,000 common shares as consideration for services rendered by Doug Clark. The shares were valued at a total of $27,000.

On May 9, 2005 we issued 7,500 common shares as consideration for services rendered by Tony Diveronica. The shares were valued at a total of $8,100.

On May 9, 2005 we issued 25,000 common shares as consideration for services rendered by Jennifer Gardiner. The shares were valued at a total of $27,000.

On May 9, 2005 we issued 5,000 common shares as consideration for services rendered by Thirusenthil Navaratnarajh. The shares were valued at a total of $5,400.

On May 9, 2005 we issued 5,000 common shares as consideration for services rendered by Caroline Pilgrim. The shares were valued at a total of $5,400.

On May 9, 2005, we issued 20,000 common shares and 50,000 warrants as consideration for services rendered by Al Kau. The shares were valued at a total of $21,600.

On May 26, 2005, we issued 75,000 common shares and 75,000 warrants as consideration for services rendered by Brett Gold. The shares were valued at a total of $60,000.

On May 26, 2005, we issued 100,000 common shares to Frank Abate as part of the transaction with Infinity. The shares were valued at a total of $80,000.

On July 29, 2005, we issued 1,250,000 common shares as consideration for Infinity Technologies, Inc. in trust to Keyser Mason Ball, LLP. The shares were valued at a total of $1,250,000.

On August 11, 2005, we issued 200,000 common shares as consideration for Infinity Technologies, Inc. key employees in trust to Keyser Mason Ball, LLP. The shares were valued at a total of $214,000.

On August 11, 2005, we issued 50,000 common shares and 50,000 warrants as consideration for services rendered by Nadav Elituv. The shares were valued at a total of $53,500.

On July 14, 2005, we entered into a convertible financing facility with Laurus Master Fund, Ltd. for up to $5,500,000. The facility consists of
(i) a $500,000 Secured Convertible Note, (ii) a Secured Convertible Minimum Borrowing Note, and (iii) and a Secured Revolving Note (collectively, the "Notes"). The Notes are secured by a security interest in substantially all of our assets. The facility terminates on July 14, 2008.

Additionally, we issued to Laurus warrants to purchase up to 1,420,000 shares of our common stock at a price of $0.65 per share. The warrants expire on July 14, 2012.

The Secured Note matures on July 14, 2008 and is convertible into our common stock, under certain conditions, at a price of $0.50, subject to adjustment. The Secured Note has an interest rate equal to the Wall Street Journal prime rate plus 2%. The interest rate will not be lower than 8% based on movements in the prime rate. Under the terms of the Secured Note, we must make monthly payments plus accrued and unpaid interest beginning August 1, 2005. Under certain conditions set forth in the Secured Note, Laurus will be required to convert into shares of common stock all or a portion of their monthly payment. In the event that all or a portion of the monthly payment is paid in cash, then we must pay Laurus 103% of the cash amount.

Etorre Naccarato, as co-owner of Island Corporation, received 25,000 restricted shares on October 24, 2005, and 475,000 restricted shares on January 9, 2006. These shares were issued as part of our acquisition of Island Corporation, and Mr. Naccarato is now an employee of our Company. .

We issued Pasadena Capital Partners 23,500 restricted common shares for investor relations services on November 11, 2005.

We issued Dutchess Private Equities 180,000 restricted common shares on December 1, 2005 and 280,000 restricted shares on January 5, 2006 in connection with promissory notes we entered into with Dutchess.

We issued Shazamstocks, Inc. 30,000 restricted common shares on December 15, 2005 for investor relations services.

We issued Roche Belisle ,a former employee of Island Corporation, 7,500 restricted common shares on January 9, 2006 as part of our acquisition of Island Corporation. Mr. Belisle is now an employee of our Company.

We issued Brian McGillis, a former employee of Island Corporation, 10,000 restricted common shares on January 9, 2006 as part of our acquisition of Island Corporation. Mr. McGillis is now an employee of our Company.

We issued Carlos Ventura, an employee, 100,000 restricted common shares on January 9, 2006 as a bonus for introducing us to Island Corporation.

We issued Robin Ricalis, a former employee of Island Corporation, 37,500 restricted common shares on January 9, 2006 as part of our acquisition of Island Corporation. Ms. Ricalis is now an employee of our Company.

We issued Zhou Wei, a former employee of Island Corporation, 5,000 restricted Common shares on January 9, 2006 as part of our acquisition of Island Corporation.Mr. Wei is now and employee of our Company.

We issued Shazamstocks, Inc. 200,000 restricted common shares on January 27, 2006 for investor relations services.

Vance Pierre purchased 312,500 restricted common shares and 312,500 Series "D" warrants on January 31, 2006 for $100,000.

We issued John Annis, an employee, 100,000 restricted common shares on January 31, 2006 as a bonus for introducing us to Solutions In Computing, Inc..

Aaron Shrira purchased 187,500 restricted common shares and 187,500 Series "D" warrants on February 2, 2006 for $60,000.

We issued Solutions In Computing, Inc. 700,000 restricted common shares on January 31, 2006 as part of our acquisition of Solutions In Computing Inc.

On May 16, 2006, we issued 700,000 common shares as consideration for prepaid consulting by Gary Bryant. The shares were valued at a total of $112,700.

On May 16, 2006, we issued 750,000 common shares as consideration for prepaid consulting by Brett Gold. The shares were valued at a total of $120,750.

On May 16, 2006, we issued 700,000 common shares as consideration for prepaid consulting by Alan Kau. The shares were valued at a total of $112,700.

On May 16, 2006, we issued 250,000 common shares as consideration for prepaid consulting by Peter Kolacz. The shares were valued at a total of $40,250.

On May 16, 2006, we issued 250,000 common shares as consideration for prepaid consulting by Luigi Ruffolo. The shares were valued at a total of $40,250.

On May 16, 2006, we issued 900,000 common shares as consideration for prepaid consulting by TGR Group. The shares were valued at a total of $144,900.

On May 16, 2006, we issued 500,000 common shares as consideration for prepaid consulting by Uptick Capital. The shares were valued at a total of $80,500.

On May 16, 2006, we issued 100,000 common shares as consideration for prepaid consulting by Tony Diveronica. The shares were valued at a total of $16,100.

On June 2, 2006, we issued 200,000 common shares as consideration for prepaid consulting by Hawk Associates, Inc. The shares were valued at a total of $33,400.

On June 2, 2006, we issued 100,000 common shares as consideration for prepaid consulting by TGR Group. The shares were valued at a total of $16,100.

Vance Pierre purchased 350,000 restricted common shares and 350,000 Series "E" warrants on May 12, 2006 for $35,000.

We issued Shazamstocks, Inc. 5,000 Series A preferred shares on June 15, 2006 for investor relations services. The shares were valued at a total of $52,000.

We issued Mr. Gryfe, an employee of our Company, 100,000 restricted common shares on June 15, 2006 for meeting his 2005 sales targets. The shares were valued at a total of $13,000.

On June 15, 2006 we issued 400,000 common shares as consideration for services rendered by John Pentony. The shares were valued at a total of $65,000.

On July 28, 2006, we issued 500,000 common shares as consideration for consulting by Tony Diveronica. The shares were valued at a total of $55,000.


The securities issued in the foregoing transactions were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sale was made to a sophisticated or accredited investor, as defined in Rule 502;

- we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised the purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that the purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

EXHIBITS

2.1 Memorandum of Agreement between the Company and Elaine Abate, John Abate, Gerhard Schmid, Frank Abate, 1066865 Ontario Inc, and Infinity Technologies, Inc., dated July 19, 2005 (included as Exhibit 2.1 to the Form 8-K filed July 22, 2005, and incorporated herein by reference).

2.2 Memorandum of Agreement between the Company, Norman Drolet and Ettore Naccarato, 2Film Technologies Inc. and Island Corporation, dated January 10, 2006 (included as Exhibit 2.1 to the Form 8-K filed January 12, 2006, and incorporated herein by reference).

2.3 Purchase Agreement between the Company and Solutions In Computing, Inc. dated January 31, 2006 (included as Exhibit 2.1 to the Form 8-K filed February 6, 2006, and incorporated herein by reference).

3.1 Restated Certificate of Incorporation (included as Exhibit 3.4 to the Form 10-KSB filed October 27, 2004, and incorporated herein by reference).

3.2 By-laws (included as Exhibit 3.4 to the Form SB-2 filed May 24, 2001, and incorporated herein by reference).

3.3 Certificate of Amendment of the Certificate of Incorporation (included as Exhibit 3.5 to the Form 10-KSB filed October 27, 2004, and incorporated herein by reference).

4.1 Registration Rights Agreement between the Company and Dutchess Private Equities Fund, L.P., dated February 27, 2004 (included as Exhibit 10.3 to the Form SB-2 filed February 27, 2004, and incorporated herein by reference).

4.2 Certificate of Designation of Series A Convertible Preferred Stock (included as Exhibit 4.1 to the Form 10-KSB filed October 27, 2004, and incorporated herein by reference).

4.3 Form of Series C Common Stock Purchase Warrant (included as Exhibit 4.2 to the Form SB-2 filed November 19, 2004, and incorporated herein by reference).

4.4 Promissory Note between the Company and Dutchess Private Equities Fund, II, L.P., dated March 7, 2005 (included as Exhibit 10.5 to the Form 10-QSB filed March 10, 2005, and incorporated herein by reference).

4.5 Secured Convertible Term Note between the Company and Laurus Master Fund, Ltd., dated July 14, 2005 (included as Exhibit 4.1 to the Form 8-K filed July 20, 2005, and incorporated herein by reference).

4.6 Secured Revolving Note between the Company and Laurus Master Fund, Ltd., dated July 14, 2005 (included as Exhibit 4.2 to the Form 8-K filed July 20, 2005, and incorporated herein by reference).

4.7 Secured Convertible Minimum Borrowing Note between the Company and Laurus Master Fund, Ltd., dated July 14, 2005 (included as Exhibit
        4.3 to the Form 8-K filed July 20, 2005, and incorporated herein by reference).

4.8 Security and Purchase Agreement between the Company and Laurus Master Fund, Ltd., dated July 14, 2005 (included as Exhibit 4.4 to the Form 8-K filed July 20, 2005, and incorporated herein by reference).

4.9 Master Security Agreement between the Company and Laurus Master Fund, Ltd., dated July 14, 2005 (included as Exhibit 4.5 to the
        Form 8-K filed July 20, 2005, and incorporated herein by reference).

4.10    Share Pledge Agreement between the Company and Laurus Master
        Fund, Ltd., dated July 14, 2005 (included as Exhibit 4.6 to the
        Form 8-K filed July 20, 2005, and incorporated herein by reference).

4.11 Form of Common Stock Purchase Warrant between the Company and Laurus Master Fund, Ltd., dated July 14, 2005 (included as Exhibit
        4.7 to the Form 8-K filed July 20, 2005, and incorporated herein by reference).

4.12 Subsidiary Guaranty between the Company and Laurus Master Fund, Ltd., dated July 14, 2005 (included as Exhibit 4.8 to the Form 8-K filed July 20, 2005, and incorporated herein by reference).

4.13 Funds Escrow Agreement between the Company and Laurus Master Fund, Ltd., dated July 14, 2005 (included as Exhibit 4.9 to the Form 8-K filed July 20, 2005, and incorporated herein by reference).

4.14 Forbearance Agreement between the Company and Laurus Master Fund, Ltd., dated July 14, 2005 (included as Exhibit 4.10 to the Form 8-K filed July 20, 2005, and incorporated herein by reference).

4.15 Joinder Agreement between the Company and Laurus Master Fund, Ltd., dated July 20, 2005 (included as Exhibit 4.11 to the Form 8-K filed July 20, 2005, and incorporated herein by reference).

4.16 Registration Rights Agreement between the Company and Laurus Master Fund, Ltd., dated July 14, 2005 (included as Exhibit 4.12 to the Form 8-K filed July 20, 2005, and incorporated herein by reference).

4.17 Promissory Note between the Company and Elaine Abate, John Abate, and Gerhard Schmid, dated July 19, 2005 (included as Exhibit 4.1 to the Form 8-K filed July 22, 2005, and incorporated herein by reference).

4.18 Promissory Note between the Company, Dutchess Private Equities Fund, L.P., and Dutchess Private Equities Fund, II, L.P., dated
        November 30, 2005 (included as Exhibit 4.1 to the Form 8-K filed December 5, 2005, and incorporated herein by reference).

4.19 Promissory Note between the Company and Dutchess Private Equities Fund, L.P. and Dutchess Private Equities Fund, II, L.P., dated
        January 6, 2006 (included as Exhibit 4.1 to the Form 8-K filed January 12, 2006, and incorporated herein by reference).

4.20 Promissory Note between the Company and Norman Drolet and Ettore Naccarato dated January 10, 2006 (included as Exhibit 4.1 to the Form 8-K filed January 12, 2006, and incorporated herein by reference).

4.21 Amended and Restated Secured Convertible Term Note between the Company and Laurus Master Fund, Ltd., dated January 13, 2006 (included as
        Exhibit 4.1 to the Form 8-K filed January 30 2006, and incorporated herein by reference).

4.22 Amended and Restated Secured Revolving Note between the Company and Laurus Master Fund, Ltd., dated January 13, 2006 (included as Exhibit
        4.2 to the Form 8-K filed January 30, 2006, and incorporated herein by reference).

4.23 Amended and Restated Secured Convertible Minimum Borrowing Note between the Company and Laurus Master Fund, Ltd., dated January 13, 2006 (included as Exhibit 4.3 to the Form 8-K filed January 30, 2006, and incorporated herein by reference).

4.24 Amended and Restated Security Purchase Agreement between the Company and Laurus Master Fund, Ltd., dated January 13, 2006 (included as
        Exhibit 4.4 to the Form 8-K filed January 30, 2006 and incorporated herein by reference).

4.25 Amended and Restated Form of Common Stock Purchase Warrant between the Company and Laurus Master Fund, Ltd., dated January 13, 2006 (included as Exhibit 4.5 to the Form 8-K filed January 30, 2006 and incorporated herein by reference).

4.26 Amended and Restated Registration Rights Agreement between the Company and Laurus Master Fund, Ltd., dated January 13, 2006 (included as
        Exhibit 4.6 to the Form 8-K filed January 30, 2006, and incorporated herein by reference).

4.27 Promissory Note between the Company and Val Silva, dated February 2, 2006 (included as Exhibit 4.1 to the Form 8-K filed February 6, 2006 and incorporated herein by reference).

4.28    Form of Series "D" Common Stock Purchase Warrant (included as Exhibit
        4.22 to the Form SB-2 filed February 21, 2006 and incorporated herein by reference).

4.29 Promissory Note between the Company and Dutchess Private Equities Fund, L.P., dated December 6, 2006 (included as Exhibit 4.29 to the Form 10-QSB filed December 12, 2006 and incorporated herein by reference).

4.30 Registration Rights Agreement between the Company and Dutchess Private Equities Fund, Ltd., dated January 16, 2007 (filed herewith).

5.1     Opinion re: legality of Amy M. Trombly, Esq.*

10.1 Consulting Agreement between the Company and Katherine Evans, dated November 17, 2003 (included as Exhibit 10.6 to the Form S-8 filed November 28, 2003, and incorporated herein by reference).

10.2 Investment Agreement between the Company and Dutchess Private Equities Fund, L.P., dated February 27, 2004 (included as Exhibit 10.2 to the Form SB-2 filed February 27,2004, and incorporated herein by reference).

10.3 Consulting Agreement between the Company and DC Design, dated March 10, 2004 (included as Exhibit 10.2 to the Form S-8 filed March 10, 2004, and incorporated herein by reference).

10.4 Consulting Agreement between the Company and David Walt, dated March 11, 2004 (included as Exhibit 10.1 to the Form S-8 filed June 17, 2004, and incorporated herein by reference).

10.5 Consulting Agreement between the Company and Michael Levine, dated March 11, 2004 (included as Exhibit 10.2 to the Form S-8 filed June 17, 2004, and incorporated herein by reference).

10.6    Consulting Agreement between the Company and Thirusenthil
        Navaratnarajh, dated March 11, 2004 (included as Exhibit 10.3 to the Form S-8 filed June 17, 2004, and incorporated herein by reference).

10.7 Consulting Agreement between the Company and 964434 Ontario Inc., dated June 15, 2004 (included as Exhibit 10.5 to the Form S-8 filed June 17, 2004, and incorporated herein by reference).

10.8 Consulting Agreement between the Company and Jack Tepperman, dated June 15, 2004 (included as Exhibit 10.6 to the Form S-8 filed
        June 17, 2004, and incorporated herein by reference).

10.9 Letter of Intent between the Company and Infinity Technologies Inc. for the Acquisition of Infinity Technologies Inc. dated May 31, 2005 (included as Exhibit 10.1 to the Form 8-K filed June 6, 2005, and incorporated herein by reference).

10.10 Asset Sale Agreement between the Company and Vital Products, Inc., dated July 5, 2005 (included as Exhibit 10.1 to the
        Form 8-K filed July 5, 2005, and incorporated herein by reference).

10.11 Letter of Intent between the Company and Island Corporation, dated October 21, 2005 (included as Exhibit 10.1 to the Form 8-K filed October 24, 2005, and incorporated herein by reference).

10.12 Secured Promissory Note between the Company and Vital Products, Inc., dated February 23, 2006 (included as Exhibit 10.1 to the Form 8-K filed February 27, 2006, and incorporated herein by reference).

10.13 Secured Promissory Note between the Company and Vital Products, Inc., dated February 23, 2006 (included as Exhibit 10.2 to the Form 8-K filed February 27, 2006, and incorporated herein by reference).

10.14 Investment Agreement between the Company and Dutchess Private Equities Fund, Ltd., dated January 16, 2007 (filed herewith).

21.1    Subsidiaries of the Registrant.

23.1    Consent of Independent Auditors.

23.2*    Consent of Counsel (contained in Exhibit 5.1).

*To be filed by amendment.
_________________________

UNDERTAKINGS

The  Registrant  hereby  undertakes  that  it  will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)  Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bonafide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this to the registration statement to be signed on its behalf by the undersigned, in the city of Concord, Province Ontario, Country of Canada, on January 16, 2007.


                                                   ON THE GO HEALTHCARE, INC.


                                                   By:/s/ Stuart Turk
                                                   --------------------------
                                                   Stuart Turk, President


        In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and in the dates stated:


Signature                       Title                               Date


By:/s/ Stuart Turk                                             January 16, 2007
-----------------------    President, Chief Executive Officer, ----------------
Stuart Turk                Chairman and Director


By:/s/ Evan Schwartzberg   Chief Financial Officer and         January 16, 2007
-----------------------    Principal Accounting Officer        ----------------
Evan Schwartzberg


By:/s/ Ralph Magid         Director                            January 16, 2007
-------------------------                                      ----------------
Ralph Magid

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